Exhibit 2.1


Certain portions of this document have been omitted and filed separately with the Securities and Exchange
Commission with a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such omitted confidential information has been designated by an asterisk and brackets.







                    OPERATING LEASE



                       Landlord

                          AND



                        Tenant

              Dated as of January 1, 2001

                   LIST OF EXHIBITS

Exhibit 1(i) - Legal Description of the Land

Exhibit 7.2.1 - Title Exceptions

Exhibit 7.2.12 - Environmental Matters

Exhibit 7.3.3 - Licenses, Certifications and Accreditations

Exhibit 34.1 - Option to Purchase Terms

Exhibit 39.1 - Assignment and Assumption of Contracts

Exhibit 39.2 - Post Closing Procedures

Exhibit 40 - Additional Leases and Agreements

Exhibit 42 - Additional Warranties, Etc.


Schedule A

Certain of the above Exhibits to this document have been omitted. The Exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.

                         LEASE


          THIS LEASE ("Lease") is dated as of January
1, 2001, and is between Kissimmee Care, LLC d/b/a
Arbors at Kissimmee ("Landlord"), a Florida limited liability company, having its principal office at c/o
111 West Michigan Street, Milwaukee, Wisconsin, 53203-
2903, and  Tandem Health Care of Kissimmee, Inc.
("Tenant"), a Florida corporation, having its principal office at c/o Tandem Health Care, Inc., Cherrington
Corporate Center, 200 Corporate Center Drive, Suite
360, Moon Township, Pennsylvania, 15108.


                       ARTICLE I

     1.   Leased Property; Term.

     Upon and subject to the terms and conditions hereinafter set forth, Landlord hereby rents and leases to Tenant and Tenant hereby rents and leases from Landlord all of Landlord's rights and interest in and to the following real and personal property (collectively, the "Leased Property"):


               (i)  the real property
          described in Exhibit 1(i) attached
          hereto (the "Land"),

               (ii) all buildings,
          structures, Fixtures (as
          hereinafter defined) and other
          improvements of every kind
          including, but not limited to,
          alleyways and connecting tunnels,
          sidewalks, utility pipes, conduits
          and lines (on-site and off-site),
          parking areas and roadways
          appurtenant to such buildings and
          structures presently situated upon
          the Land (collectively the "Leased
          Improvements"),

               (iii) all easements,
          rights and appurtenances relating
          to the Land and the Leased
          Improvements (collectively the
          "Related Rights"), and

               (iv) all permanently affixed
          equipment, machinery, fixtures, and
          other items of real and/or personal
          property, including all components
          thereof, now and hereafter located
          in, on or used in connection with,
          and permanently affixed to or
          incorporated into the Leased
          Improvements, including, without
          limitation, all furnaces, boilers,
          heaters, electrical equipment,
          heating, plumbing, lighting,
          ventilating, refrigerating,
          incineration, air and water
          pollution control, waste disposal,
          air-cooling and air-conditioning
          systems and apparatus, sprinkler
          systems and fire and theft
          protection equipment, and built-in
          oxygen and vacuum systems, all of
          which, to the greatest extent
          permitted by law, are hereby
          deemed by the parties hereto to
          constitute real estate, together
          with all replacements, modifications,
          alterations and additions thereto,
          but specifically excluding all
          items included within the category
          of Personal Property as defined
          below (collectively the
          "Fixtures"),

          (v)  All machinery, equipment,
          furniture, furnishings, movable
          walls or partitions, trade fixtures
          or other tangible personal
          property, and consumable inventory
          and supplies, used or useful in
          Tenant's business on the Leased
          Property, including without
          limitation all items of furniture,
          furnishings, equipment, supplies
          and inventory, together with all
          replacements, modifications,
          alterations, and additions thereto
          including without limitation any
          and all replacements and additions
          of personal property made by Tenant
          during the term at Tenant's cost
          and expense except items, if any,
          included within the definition of
          Fixtures but excluding (a) any
          Personal Property which is being
          leased by the Tenant pursuant to an
          Equipment Lease as defined below
          (b) cash and equivalents, and (c)
          manuals, forms or related documents
          containing information proprietary
          to Landlord, including, without
          limitation, operational, nursing,
          administrative, policy/procedure
          and other similar manuals
          (collectively the "Personal
          Property"),



     (vii)  Landlord's right, title and

     interest in and to the telephone numbers of

     the Facility, medical records, administrative

     records relating directly to the operation of

     the Facility and located therein, lien

     waivers, warranties, guaranties, utility use

     agreements, covenants, commitments, permits,

     certificates and approvals (collectively

     "Intangible Personal Property").




To have and to hold for a term of eighteen (18) months
(the "Term") commencing on January 1, 2001 (the
"Commencement Date") and ending at midnight on June 30, 2002 (the "Expiration Date"), unless this Lease is sooner terminated as hereinafter provided, all subject to the matters set forth in Exhibit 11(b) attached hereto.

     It is the intention of the parties to this Lease that Tenant purchase the Facility, and the other facilities leased under the Additional Leases. Tenant will use its best efforts to obtain financing to complete these transactions, will periodically during the Term advise Landlord of its efforts to do so, and if financing is obtained on terms reasonably acceptable to Tenant, in its good faith judgment, Tenant will proceed to closing upon the acquisition of the Facility and the other facilities under the Additional Leases.

                           ARTICLE II

     2. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular,
(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words
"herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     Additional Charges:  As defined in Article III.

     Additional Leases:  As defined in Article XXXX.

     Affiliate: When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     Award:  As defined in Article XV.

     Business Day:  Each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which national banks are authorized, or obligated, by law or executive order, to close in the State of Florida.

     Capital Addition:  As defined in Article X.

     Commencement Date:  As defined in Article I.

     Condemnation, Condemnor:  As defined in Article XV.

     Date of Taking:  As defined in Article XV.

     Encumbrance:  As defined in Article XXXVI.

     Environment: Air, soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams and wetlands), groundwater, stream sediments, and any other similar environmental medium or natural resource.

     Environmental Health, and Safety Liabilities: Any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including, but not limited to, onsite or offsite contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under
     Environmental Law or Occupational Safety and
     Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable
     Environmental Law or Occupational Safety and
     Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person); or

          (d) any other compliance, corrective,
     investigative, or remedial measures required under Environmental Law or Occupational Safety and
     Health Law.

          The Terms "removal," "remedial," and
"response action," include the types of activities covered by the United States Comprehensive
Environmental Response, Compensation, and Liability
Act, 42 U.S.C. 9601 et seq., as amended ("CERCLA").

     "Environmental Law": Any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities,
     employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (d) protecting resources, species, or
     ecological amenities.

          (e) protecting resources, species, or
     ecological amenities;;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such cleanup or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to pubic assets.

     Event of Default:  As defined in Article XVI.

     Facility: The skilled nursing facility currently operated on the Leased Property.

     Facility Mortgage:  As defined in Article XIII.

     Facility Mortgagee:  As defined in Article XIII.

     Facility Ratio:  As defined in Exhibit 34.1.

     Fixtures:  As defined in Article I.

     Hazardous Activity:   The distribution,
generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Substances in, on, under, about, or from the Facility or any part thereof.

     Hazardous Substances:  As defined in Section 7.3.6 (iii).

     Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Landlord, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees
(including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen,of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), imposed during the Term, and which may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased
Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require
Tenant to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other person or (2) any transfer, or net revenue tax of Landlord or any other person or (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased
Property or the proceeds thereof, or (4), except as expressly provided elsewhere in this Lease, any principal or interest on any assumed indebtedness on the Leased Property, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause
(1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     Increased Minimum Rent: The additional sums payable by Tenant, representing increases in Minimum
Rent, payable as of July 1, 2001 and January 1, 2002, under Section 3.1(a) below.

     Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     Intended Use:  As defined in Section 7.3.2 below

     Land:  As defined in Article I.

     Landlord:  As defined in the Preamble.

     Lease:  As defined in the Preamble.

     Leased Improvements; Leased Property: Each as defined in Article I.

     Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property, the construction, use or alteration thereof, or the ownership and/or operation of the Facility as a skilled nursing facility and any related services whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property.

     Minimum Rent:  As defined in Article III.

     Occupational Safety and Health Law:  Any Legal
Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     Officer's Certificate: A certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws.

     Overdue Rate: On any date, a rate equal to 2% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

     Payment Date: Any due date for the payment of the installments of Minimum Rent, Additional Rent or any other sums payable under this Lease.

     Permitted Encumbrances:  As defined in Section 7.2.1.

     Personal Property:  As defined in Article I.

     Prime Rate: On any date, a rate equal to the annual rate on such date announced by Bank of America, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

     Release: Any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping into the Environment, whether intentional or unintentional.

     Rent: Collectively, the Minimum Rent, and
Additional Charges.

     Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     Tenant:  As defined in the Preamble.

     Term: As defined in Article I.

     Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease or any guaranty of this Lease.

     Unsuitable For Its Intended Use: A state or condition of the Facility such that by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Landlord and Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Intended
Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial taking.

     Use:  As defined in 7.3.2.

                          ARTICLE III

     3.1. Rent. Tenant will pay to Landlord in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Landlord from time to time may designate in writing, Minimum Rent (as defined below), and Additional Charges (as defined below) during the Term, as follows:

          (a)  Minimum Rent:  For the Term, the annual
sum of $456,876 payable in arrears in equal, consecutive monthly installments in the amount of $38,073, payable on the last day each calendar month. Said Minimum Rent shall increase by $21,250 per month for the period July
1, 2001 through December 31, 2001, and an additional
$21,250 per month for the period January 1, 2002 to June 30, 2002 (which additional sums are referred to in this Lease as "Increased Minimum Rent"). Increased
Minimum Rent shall be credited against the Option Price should the Option be exercised pursuant to Section 34.1 herein.

          (b) Additional Charges.  In addition to the
Minimum Rent, (1) Tenant will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, plus sales tax, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause
(1) above, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items
(the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional
Charges as in the case of non-payment of the Minimum
Rent. If any installment of Minimum Rent, or Additional Charges (but only as to those Additional
Charges which are payable directly to Landlord) shall not be paid within ten (10) Business Days after its due date, Tenant will pay Landlord on demand, as Additional
Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

     3.2. Net Lease. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of the installments of Minimum
Rent, and Additional

Charges throughout the Term. It is the express intent of the Landlord and Tenant that, subject to the terms and conditions of this Lease, that all ordinary costs and expenses of using, operating,maintaining or holding any interest in the Leased Property be Tenant's responsibility, and that Landlord will only have responsibility for those matters that are expressly set forth elsewhere in this Lease.

                           ARTICLE IV

     4.1. Payment of Impositions.  Subject to Article
XII relating to permitted contests, Tenant will pay, or cause to be paid to the taxing authorities, all Impositions imposed with respect to the Leased Property during the Term before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased
Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments as are actually payable with respect to periods of time that occur during the Term hereof
(subject to Tenant's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.
Landlord, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Landlord's net income, gross receipts, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article XVI. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.
Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Billings for reimbursement by Tenant to Landlord of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     4.2. Notice of Impositions. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but

Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions.

     4.3. Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. Any Impositions imposed during the Term with respect to permanent improvements which benefit the Leased Property will be prorated between Landlord and Tenant based upon the reasonably determinable useful life of the improvement, with Tenant liable only for that portion of the Imposition attributable to the period of the Term. Tenant will pay any Imposition due during the Term, but will be entitled to be reimbursed for Landlord's prorated share of the cost at the end of the Term if Tenant does not exercise its option to purchase under Article 34 below by the end of the Term.

     4.4. Utility Charges. Tenant will pay or cause to be paid all charges for electricity, power, gas, oil, water and all other utilities used in the Leased
Property during the Term.

     4.5. Insurance Premiums. Tenant will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                           ARTICLE V

     5.1. No Termination, Abatement. Except as otherwise specifically provided in this Lease, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) the lawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or (b) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord.

     5.2. Abatement Procedures. In the event of a partial taking as described in Section 15.4, temporary taking as described in Section 15.7, or damage to or destruction of the Leased Property as described in Sections 14.2 and 14.3, which taking, damage or destruction does not render the Leased Property
Unsuitable for its Intended Use, the Lease shall not terminate, but the Minimum Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of usable beds affected by such partial taking or damage or destruction.

                          ARTICLE VI

     6.1. Ownership of the Leased Property. Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2. Personal Property. After the commencement of this Lease, Tenant may (and shall as provided herein below), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property
(for purposes of this Article VI the "New Personal
Property"; as used in any other Article of this Lease, Personal Property includes all personal property, including New Personal Property). Upon the termination of this Lease, Tenant will leave the same number and type of items of Personal Property as are located at the Leased Improvements as of the Commencement Date, provided that any New Personal Property brought into the Leased Improvements by Tenant, other than as a replacement of existing Personal Property, shall remain the property of Tenant, and may be removed at the end of the Term. Any replacements of Personal Property brought into the Leased Improvements by Tenant after the Commencement Date shall be at all times the property of Landlord and shall be purchased by the Tenant in the name of the Landlord, as Owner thereof, free and clear of all liens. Tenant shall provide and maintain during the entire Lease Term all Personal
Property and New Personal Property, including, without limitation, all personal property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance
Requirements and otherwise in accordance with customary practice in the industry for the Intended Use. Tenant will, at its expense, maintain all Personal Property and New Personal Property in good order and repair during the Term, comparable to its condition existing on the beginning of the Term, or when brought into the Leased Improvements, normal wear and tear excepted.

     6.3  Transfer of Personal Property to Landlord.
Unless Tenant purchases the Leased Property as provided in this Lease, upon the termination of this Lease, all Personal Property and New Personal Property acquired as a replacement for Personal Property at the Leased
Improvements on the Commencement Date shall become the property of Landlord, if not already owned by Landlord, and Tenant shall execute all documents and take any actions reasonably necessary to evidence such ownership.

     6.4. Purchases of Personal Property by Tenant.
Nothing in this Lease shall prohibit Tenant from purchasing or leasing personal property for use in the Facility, at Tenant's sole cost and expense, provided that Tenant reasonably determines that such personal property is necessary in connection with the Intended
Use. Landlord shall have no liability for any costs related to any such property.

                          ARTICLE VII

     7.1. Condition of the Leased Property. Subject to the representations and warranties of Landlord set forth in Section 7.2 below, Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined and otherwise has full knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the Leased Property in its present condition.
Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property, except to the extent of a breach of the warranties and representations set forth in Section 7.2 below or unless otherwise contrary to the terms of this Lease.

     7.2. Representations and Warranties of Landlord.

          7.2.1.    The Leased Improvements, on the
Commencement Date, will not be subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except the following (collectively, the "Permitted Encumbrances"):
(a) mortgages or security interests, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exits; (b) liens for current taxes not yet delinquent; (c) (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Facility,
(ii) zoning laws and other land use restrictions that do not substantially impair the present use of the property subject thereto, and (iii) any matter referred to in the title insurance commitments heretofore obtained by Tenant, and not objected to in writing by Tenant; and (d) those matters set forth in Exhibit
7.2.1, captioned "Title Exceptions".

          7.2.2     Landlord has not received notice of
a violation of any applicable ordinance or other law, order, regulation or requirement (which violation has not been cured) relating to any part of the Leased
Property, including building, zoning, environmental laws and the Americans With Disabilities Act of 1990, as amended;

          7.2.3     There is not existing or presently
contemplated or proposed, any condemnation or similar action, or zoning action or proceeding, with respect to any portion of the Leased Property;

          7.2.4     There is not contemplated or
proposed any moratorium or similar impediment to land development, building construction, or hook-up to usage of water to sewer or other utility services that could materially adversely affect the use of the Leased
Improvements as it is currently being utilized;

          7.2.5     The Facility and its operation are
in current compliance with all applicable zoning ordinances, local building codes and ordinances or are operating under a valid zoning variance; the use and operation of the Facility as a skilled nursing facilities is a permitted use under the applicable zoning code(s); Landlord has received no notice that the Facility is in violation, which violation has not been cured, of local building codes, ordinances or zoning laws; and the consummation of the transactions set forth herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing.

          7.2.6     Landlord has not received any
notice which currently remains uncured that indicates that Landlord has failed to obtain any license, permit, approval, certificate or other authorization required by applicable statutes, laws, ordinances or regulations for the use and occupancy of the Leased Improvements;

          7.2.7     No part of the Leased Improvements
contains or is located within any tideland, wetland, or marshland;

          7.2.8     Other than "residents" and as
otherwise disclosed in writing by Landlord to Tenant prior to the date of execution of this Lease, there are no parties in possession of the Leased Improvements or any portion thereof as managers, lessees, tenants, or trespassers;

          7.2.9     There is access to the Leased
Improvements from a dedicated public right-of-way.
There is no fact or condition which would result in the termination or reduction of the current access to or from the Leased Improvements to such right-of-way;

          7.2.10    There is available to the Leased
Improvements gas, water, sanitary sewer lines, storm sewers, electrical, and telephone services in operating condition which are adequate for use of the Leased
Improvements for the operation of the Facility.  The
Leased Improvements possess access to utility lines located in a dedicated public right-of-way. There is no, and on the Commencement Date, there will be no, pending or threatened governmental or third party proceeding which would impair or result in the termination of such utility availability;

          7.2.11    To Landlord's knowledge, as to all
of the mechanical and electrical systems, heating and air conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances located at the Facility, there has been no notice delivered to Landlord of any finding by any state or federal agency that such systems are insufficient in size and capacity to service the Facility, or that such systems fail to comply with all applicable ordinances, regulations, and all legal requirements in order to operate the Facility as a licensed, skilled nursing facility as currently being operated.

          7.2.12    Except as set forth in Exhibit 7.2.12:

     (a) The Facility is, and at all times has been, in substantial compliance with, and have not been and are not in violation of or liable under, any Environmental Law or Occupational Safety and Health law. Seller has not received, any actual or threatened order, notice, or other communication from any governmental body or authority of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to the Facility, or with respect to any Hazardous Substances which were generated, manufactured, refined, transferred, imported, used, or processed by the Facility.

     (b) There are no pending or threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety
Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health
Law, with respect to or affecting the Facility.

     (c)  Seller has not received, any citation,
directive, inquiry, notice, order, summons, warning , or other communication that relates to Hazardous
Substances, or any alleged or actual violation or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any alleged or actual obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to the Facility, or with respect to any Hazardous Substances which were generated, manufactured, refined, transferred, imported, used, processed, transported, treated, stored, handled, transferred, disposed, recycled, or received by the Facility.

     (d) There are no Hazardous Substances present on or in the environment at the Land or Leased
Improvements, including any Hazardous Substances contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Land or Leased Improvements, or incorporated into any structure therein or thereon.
Landlord has not permitted or conducted, and is not aware of, any Hazardous Activity conducted with respect to the Facility.

     (e)  There has been no Release or threat of
Release of any Hazardous Substances at or from the Facility where any Hazardous Substances were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facility.

          7.2.13    All licenses, permits and
certificates required to operate the Facility as a skilled nursing facility have been obtained and will be in full force and effect on the Commencement Date.

     7.3. Use of the Leased Property.

          7.3.1.    Tenant covenants that it will
proceed with all due diligence and will obtain and maintain throughout the Term all approvals, licenses, certifications and accreditations needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to licensure and Medicare and/or Medicaid certification for its Intended Use (defined below).
Tenant shall, within five days of receipt, forward to the Landlord a complete and legible copy of any and all violation(s), or noncompliance notice(s), surveys, deficiencies, and other notices from licensing, certification, accreditation, and government agencies and insurance carriers relating to the Leased Property.
Tenant shall immediately correct any and all matters set forth in such notice(s) and provide Landlord with copies of any plans of correction, letters and documentation relating to such correction and any other information requested by Landlord.

          7.3.2.    After the Commencement Date and
during the entire Term, Tenant shall use the Leased
Property and the improvements thereon solely as a licensed skilled nursing facility and for no other use or purpose ("Intended Use" or "Use"). Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld by the Landlord. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply in all material respects with all governmental laws, ordinances, and regulations applicable to the possession and use of the Leased
Property for its Intended Use as a skilled nursing facility with the number of beds currently reflected on the License thereon issued by the Florida Agency for Health Care Administration and, further, with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property.

          7.3.3.    Tenant covenants and agrees that
during the Term it shall operate continuously the Leased Property as a duly licensed and certified skilled nursing facility and to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility. Tenant covenants and agrees to take any and all actions, at tenant's sole cost and expense, to maintain the Facility during the Term as a duly licensed Facility for the number of beds, the licenses, certifications, and accreditations described on Exhibit 7.3.3 and upon expiration or earlier termination to deliver the Leased Property to Landlord fully licensed, certified and accredited as described on Exhibit 7.3.3.

          7.3.4.    Tenant shall not commit or suffer
to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

          7.3.5.    Tenant shall neither suffer nor
permit the Leased Property or any portion thereof, including any Capital Addition, or Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          7.3.6.    (i) Tenant hereby agrees that as a
material inducement to Landlord entering into this Lease, Tenant covenants that Tenant shall not cause or permit any "Hazardous Substance" (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Leased Property or any part thereof and neither the Leased Property, nor any part thereof shall ever be used as a dump site or a storage site (whether permanent or temporary) for any Hazardous Substance during the term of this Lease.

               (ii) Tenant hereby agrees to indemnify
Landlord and Landlord's Mortgagee and hold Landlord and Landlord's Mortgagee harmless from and against any and all losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord or Landlord's
Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from the Leased Property of any hazardous substance, including, without limitation, any losses, liabilities, including, without limitation, strict liability, damages, injuries, expenses, including, without limitation, reasonable attorney's fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive
Environmental Response, Compensation and Liability Act, any so-called federal, state or local "super fund" or "super lien" laws or other statute, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including, without limitation, strict liability, or standards of conduct concerning any hazardous substance; provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in subparagraph 7.2.6 (i) above. Tenant shall, however, have no obligations with respect to any Hazardous Substances located on the Leased Property as of the Commencement Date, nor with respect to any Hazardous Substances migrating onto the Leased Property from adjoining properties during the Term.
Notwithstanding anything to the contrary set forth in this subpart 7.3.6, there shall be no liability between the parties unless the loss or damage sustained by a party was caused by the actions of the other party, and in no event will Landlord have any liability to Tenant as the result of Hazardous Substances migrating onto the Land from adjoining property owned by third parties.

               (iii) For purposes of this Lease, the
term "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United
States Environmental Protection Agency ("EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive, or otherwise regulated or deemed to be hazardous or toxic by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at anytime hereafter in effect other than those elements or compounds which are not present on the Leased Property in such amounts and/or quantities so as to be a regulated element or compound by the EPA or any other federal, state or local government entity.

                         ARTICLE VIII

     8.1. Compliance with Legal and Insurance
Requirements, Instruments. Subject to Article XII regarding permitted contests, and Section 9.1(b) relating to capital improvements, Tenant, at its expense, will promptly (a) comply with all Legal
Requirements and Insurance Requirements in respect of the Intended Use, operation, maintenance, repair and restoration of the Leased Property, in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, conditions of participation, accreditation standards and other authorizations required for Intended Use of the Leased
Property then being made, and for the proper erection, installation, operation and maintenance of the Leased
Property or any part thereof, including without limitation any Capital Additions.

     8.2. Legal Requirement Covenants. Tenant covenants and agrees that the Leased Property shall not be used for any unlawful purpose nor shall Tenant permit any unlawful activity to take place in, on or about the Leased Property. Tenant further covenants and agrees that Tenant's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times substantially conform to all applicable local, state, and federal laws, ordinances, rules and regulations unless the same are held by a court of competent jurisdiction to be unlawful. Tenant may, however, upon prior written notice to and the prior written consent of the Landlord contest the legality or applicability of any such law, ordinance, rule or regulation, or any licensure or certification decision if Tenant maintains such action in good faith, with due diligence, without prejudice to Landlord's rights hereunder, and at Tenant's sole cost and expense. If by the terms of any such law, ordinance, rule or regulation, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Facility or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant, on the prior written consent of Landlord, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Landlord to criminal liability or civil damages, fines, penalties or forfeitures of any nature or kind and Tenant both (a) furnishes to Landlord security reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.

     8.3 Lease Bonds. Landlord will provide the so-called Medicaid or lease bond, and Tenant will reimburse Landlord on a monthly basis for such bond in the annual amount of 3.75% of the face value of the bond as the premium therefore. In the event Tenant closes on its purchase of any of the facilities subject to the Additional Leases, there shall no longer be any obligation on the bond for that facility.

     8.4  Loss of Accreditation.  Tenant shall give
Landlord prompt written notice of (a) any notice of loss of Joint Commission on Accreditation of Healthcare
Organizations accreditation, loss of participation under any material reimbursement program or loss of applicable and material heath care licenses at the Facility and (b) any other material deficiency notice, compliance order or adverse report issued by any governmental authority or accreditation commission having jurisdiction over licensing, accreditation or operation of the Facility or by any governmental authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, would be reasonably likely to result in a material adverse effect on Tenant.

                          ARTICLE IX

     9.1. Maintenance and Repair.

          (a)  Tenant, at its expense, will keep the
Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control in good order and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work.

          (b)  Tenant shall not be obligated to make
any repair or replacement of any component of the Facility or the Leased Improvements during the Term that constitutes a capital improvement, and which will result in an aggregate expenditure over the Term, when combined with similar expenditures relating to facilities leased under the Additional Leases, that will exceed the sum of $300,000. In the event Tenant closes on its purchase of any of the facilities subject to the Additional Leases, the $300,000 amount shall be reduced by the product of $300,000 multiplied by the sum of the Facility Ratio for the facility or facilities so acquired. If at any time during the Term, such a capital improvement is required to continue to operate the Facility in compliance with Legal Requirements for the Intended Use, Tenant will notify Landlord in writing. If the parties cannot agree, in their respective sole discretion, within thirty (30) days after delivery of notice to Landlord by Tenant, on the nature and scope of work to be performed, and allocation of cost, as to any capital improvement that exceeds the above referenced cost limitation, Tenant shall have the right, in its sole discretion, to terminate this Lease upon the delivery of not less than thirty (30) days notice to Landlord.

          (c)  Nothing contained in this Lease and no
action or inaction by Landlord shall be construed as
(i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof.

          (d)  Unless Landlord shall convey the Leased
Property to Tenant pursuant to the provisions of this Lease, Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term of the Lease), and damage by fire, casualty or condemnation.

     9.2. Encroachments and Restrictions. If, as a result of action or inaction by or on behalf of Tenant, any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, except as may presently exist, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased
Property is subject, then promptly upon the request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant shall, at its, expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Tenant's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance. This Section
9.2 shall not be applicable to any condition existing at the Leased Improvements on the Commencement Date.

                           ARTICLE X

     10.  Construction of Capital Additions to the Leased
Property. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, Tenant shall make no structural alterations or repairs on the Leased Property and shall not enlarge or reduce the size of the Facility (any enlargement or, or addition to, the Facility during the Term is referred to in this Lease as a "Capital
Addition"). No Capital Addition shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to or near the Leased Property (and not part of the land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion.

                          ARTICLE XI


    11.  Liens.  Subject to the provision of Article
XII relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain, and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, caused or occasioned by Tenant, not including, however, (a) this Lease, (b) the matters, if any, set forth in Exhibit
7.2.1, (c) restrictions, liens and other, encumbrances which are consented to in advance in writing by Landlord, (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet past due and payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than thirty (30) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (g) liens relating to the lease or purchase of equipment and trade fixtures in the ordinary course of business, provided that any such liens are released upon the expiration or earlier termination of the Term.

                          ARTICLE XII

     12. Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal
Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased
Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal
Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder, (e) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend, and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                          ARTICLE XIII

     13.1.     General Insurance Requirements.  During
the term of this Lease, Tenant shall at all times keep
the Leased Property, and all property located in or on
the Leased Property, including all Personal Property,
insured with the kinds and amounts of insurance
described below.  This insurance shall be written by
companies authorized to do insurance business in the
State in which the Leased Property is located.   The
liability policies must name Landlord and Landlord's
Mortgagee as an additional insured. Losses shall be payable to Landlord and/or Tenant as provided in
Article XIV or as otherwise required pursuant to the terms of Landlord's Mortgage on the Leased Property.
In addition, the policies shall name as an insured as their interest may appear the holder of any mortgage, deed of trust or other security agreement ("Facility
Mortgagee") securing any Encumbrance placed on the Leased Property in accordance with the provisions of
Article XXXV ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee.
Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of insurance to be made with such Facility
Mortgagee, Tenant shall either pay to Landlord monthly the amounts required and Landlord shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased
Improvements, and Fixtures and Personal Property, shall insure against the following risks:

          13.1.1.   Loss or damage by fire, vandalism
and malicious mischief, extended coverage perils commonly known as "All Risk," earthquake and all physical loss perils including but not limited to sprinkler leakage in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section 13.2);

          13.1.2.   Loss or damage by explosion of
steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Landlord from time to time;

          13.1.3.   Loss of rental under a rental value
insurance policy covering risk of loss during the first six (6) months of reconstruction necessitated by the occurrence of any of the hazards described in Sections
13.1.1 or 13.1.2 in an amount sufficient to prevent
Landlord from becoming a co-insurer;

     13.1.4.   Flood (when the Leased Property is
     located in whole or in part within a
     designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area.


     13.2.     Replacement Cost.  The term "full
replacement cost" as used herein, shall mean the actual replacement cost thereof from time to time including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event the Landlord believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, Landlord shall have the right to have such full replacement cost re-determined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as "impartial appraiser." The determination of such impartial appraiser shall be final and binding, and Tenant shall forthwith increase the amount of the insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser. If
Tenant shall have made improvements to the Leased
Property, Landlord may at its own cost have such full replacement cost re-determined at any time after such improvements are made, regardless of when the full replacement cost was last determined.

     13.3. Additional Insurance. In addition to the insurance described above, Tenant shall maintain such additional insurance as may be required from time to time by any Facility Mortgagee and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

     13.4.     Waiver of Subrogation.  All insurance
policies carried by either party covering the Leased
Property, the Fixtures, the Facility and/or Personal
Property including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties thereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

     13.5.     Form Satisfactory.  All of the policies
of insurance referred to in this Section shall be written in form reasonably satisfactory to Landlord and by insurance companies reasonably satisfactory to Landlord with ratings reasonably satisfactory to the Landlord. Tenant shall pay all of the premiums therefore, and deliver such policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, at least thirty
(30) days prior to the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Landlord at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable within five (5) business days to Landlord upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1(b). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or canceled.

     13.6.     Increase in Limits.  In the event that
the Landlord shall at any time, in its reasonable
discretion, deem the limits of the personal injury or
property damage public liability insurance then carried
to be insufficient, the Landlord shall determine, in
its reasonable discretion, the proper and reasonable
limits for such insurance to be carried; and such
insurance
shall thereafter be carried by Tenant, at Tenant's cost,
with the limits thus agreed on until further change
pursuant to the provisions of this Section.   Nothing
herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility
Mortgages.

     13.7.     Blanket Policy.  Notwithstanding
anything to the contrary contained in this Section, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

     13.8.     No Separate Insurance.  Tenant shall
not, on Tenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Tenant, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases
Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

     13.9.     [* This subsection has been omitted and
filed separately with the Securities and Exchange
Commission with a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange
Act of 1934.













                                                   *]


                          ARTICLE XIV

     14.1.     Insurance Proceeds.  All proceeds
payable by reason of any loss or damage to the Leased
Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Landlord and held by Landlord in trust or, if such proceeds exceed $1,000,000, held in trust by a third party trustee and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased
Property, or any portion thereof, and shall be paid out by Landlord from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property
(or in the event neither Landlord nor Tenant is required or elects to repair and restore, all such insurance proceeds) shall be retained by Landlord free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Landlord.

     14.2. Reconstruction in the Event of Damage or Destruction Covered by Insurance.

          14.2.1.   If during the Lease Term, the
Leased Property is totally or partially destroyed from
a risk covered by the insurance described in Article
XIII and the Facility thereby
is rendered Unsuitable for Its Intended Use, Tenant shall,
from the proceeds of available insurance, promptly restore
the Facility to substantially the same condition as existed
immediately before the damage or destruction.   In the
event Tenant performs such restoration of the Facility, it shall be entitled to insurance proceeds paid in connection with the destruction up to the amount paid by Tenant for such restoration. Notwithstanding the foregoing, or any other term or condition of this Lease, if the proceeds of insurance payable as the result of any casualty are applied by a Facility
Mortgagee to its secured obligations, Tenant will have no obligation to restore the damage to the Leased
Improvements, and if the damage is sufficient, in Tenant's reasonable judgment, to materially interfere with its continuing operation of the Facility, then unless Landlord undertakes to restore the Facility to a condition similar to that prior to the casualty (such undertaking to be made or refused by Landlord in its sole discretion), Tenant may terminate this Lease
(without terminating any other lease to any other facility in the State of Florida) upon the delivery of not less than thirty (30) days prior written notice to Landlord.

          14.2.2.   If during the Lease Term, the
Leased Improvements, Personal Property and/or the
Fixtures are totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Intended Use, Tenant shall promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction from the proceeds of available insurance. Such damage or destruction shall not terminate this Lease; provided, however, if Tenant cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Intended Use in substantially the same manner immediately prior to such damage or destruction, Tenant may offer to purchase the Leased Property for a purchase price as described on Exhibit 34.1. If Tenant shall make such offer and Landlord does not accept the same, Tenant may either (A) withdraw such offer, in which event this Lease shall remain in full force and effect and Tenant shall proceed to restore the Facility as soon as reasonably practicable to substantially the same condition as existed immediately before such damage or destruction, or (B) terminate this Lease, in which event Landlord shall be entitled to retain the insurance proceeds.

          14.2.3.   Provided that Tenant maintains in
force the insurance required by the terms of this Lease, Tenant's obligations to restore the Leased
Improvements as the result of any casualty occurring during the Term shall be limited to the proceeds available from such insurance, and if the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under
Article XIII, Tenant shall not be obligated to contribute any excess amounts needed to restore the Facility. In that event, the parties will agree on a plan for restoration, provided that if the Leased
Improvements are not restored to a condition comparable to that existing prior to the casualty, and if the damage is sufficient, in Tenant's reasonable judgment, to materially interfere with its continuing operation of the Facility, then unless Landlord undertakes to restore the Facility to a condition similar to that prior to the casualty (such undertaking to be made or refused by Landlord in its sole discretion), Tenant may terminate this Lease (without terminating any other lease to any other facility in the

State of Florida) upon the delivery of not less than thirty (30) days prior written notice to Landlord.

          14.2.4.   In the event Landlord accepts
Tenant's offer to purchase the Leased Property, as provided above, this Lease shall terminate as to the Leased Property upon payment of the purchase price and Landlord shall remit to Tenant all insurance proceeds pertaining to the Leased Property being held in trust by Landlord, or credit the amount of those proceeds against the purchase price payable at closing.

     14.3. Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. If during the
Lease Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for Its
Primary Intended Use, Tenant shall have the option, upon the delivery of not less than thirty (30) days prior written notice, to terminate this Lease.

     14.4.     Abatement of Rent.  In the event that
any casualty, damage or loss to the Leased Improvements occurs at any time during the Term, which renders a portion of the Leased Improvements to be unusable, the Rent shall abate until the damage is repaired, as set forth in Section 5.2 above.

     14.5.     Termination of Option to Purchase.  Any
termination of this Lease pursuant to this Article XIV shall cause the option to purchase granted to Tenant under Section 34.1 of this Lease to be terminated and to be without further force or effect unless such option to purchase has been previously terminated or has expired.

     14.6.     Waiver.  Tenant hereby waives any
statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

                           ARTICLE XV

     15.  Condemnation.

     15.1.     Definitions.

          15.1.1.   "Condemnation" means (a) the
exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          15.1.2.   "Date of Taking" means the date the
Condemnor has the right to possession of the property being condemned.

          15.1.3.   "Award" means all compensation,
sums or anything of value awarded, paid or received on a total or partial condemnation.

          15.1.4.   "Condemnor" means any public or
quasi-public authority, or private corporation or individual, having the power of condemnation.

     15.2.     Parties' Rights and Obligations.  If
during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Article XV.

     15.3. Total Taking. If the Leased Property is totally taken by condemnation, this Lease shall terminate on the Date of Taking, provided, however, if a total taking occurs after Tenant has exercised its option to purchase under Article XXXIV below, Tenant shall have the right, in its discretion, to assert a claim for all damages arising out the taking, subject to the right of Landlord to be paid all sums due to it at closing on the conveyance of the property.

     15.4.     Partial Taking.  If a portion of the
Leased Property is taken by condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking. If as the result of any such partial taking by condemnation, this Lease is not terminated as provided above, Tenant shall be entitled to abatement of rent as provided in Section 5.2.

     15.5.     Restoration.  If there is a partial
taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the award payable to Landlord, as provided herein.

     15.6.     Award--Distribution.  Except in the
event of a total taking, as provided above, the entire
Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

          15.6.1.   A sum attributable to the value, if
any, of the leasehold interest of Tenant under this Lease, including, if any, relocation payments.

          15.6.2.   That portion of the Award directly
attributable to the value of any improvements to the Leased Improvements performed and paid for by Tenant.

          15.6.3.   Provided, however, that in any
event Landlord shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater at the time of such Award of the fair market value of the Leased Property or the purchase price referred to in Exhibit 34.1.

     15.7.     Temporary Taking.  The taking of the
Leased Property, or any part thereof, by military or other public authority shall constitute a taking by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the Minimum Rent shall be abated or reduced during such period of taking as provided in Section 5.2.

                          ARTICLE XVI

     16.1.     Events of Default.  If any one or more
of the following events (individually, an "Event of Default") shall occur:

          (a)  an Event of Default shall occur under
any other lease or other agreement between Landlord and Tenant or any Affiliate of Tenant, after the expiration of any applicable grace or cure period, or

          (b)  if Tenant shall fail to make payment of
the Rent or other amounts payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of ten
(10) business days after receipt by Tenant of notice thereof from Landlord )(provided that notice need not be provided more than twice in any given calendar year), or

          (c)  if Tenant shall fail to observe or
perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or

          (d)  if Tenant shall:

               (i)  admit in writing its
          inability to pay its debts
          generally as they become due,

               (ii) file a petition in
          bankruptcy or a petition to take
          advantage of any insolvency act,

               (iii) make an assignment
          for the benefit of its creditors,

               (iv) consent to the
          appointment of a receiver of itself
          or of the whole or any substantial
          part of its property, or

               (v) file a petition or
          answer seeking reorganization or
          arrangement under the Federal
          bankruptcy laws or any other
          applicable law or statute of the
          United States of America or any
          State thereof, or

               (vi) assign, sublet or otherwise
          transfer this Lease or the Facility or
          Leased Property without Landlord's consent as required by Section 24 hereof.

          (e)  if Tenant shall, on a petition in
bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the Federal bankruptcy laws or any other applicable law or statute of the United
States of America or any State thereof.

          (f)  if Tenant shall be liquidated or
dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation, unless the survivor of such merger or the purchaser of such assets shall assume all of Tenant's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, Landlord is provided an opinion of counsel, reasonably satisfactory to Landlord and addressed to Landlord stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), or

          (g)  if the estate or interest of Tenant in
the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety
(90) days after commencement thereof or 30 days after receipt by Tenant of notice thereof from Landlord, (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

          (h)  if, except as a result of damage,
destruction or a partial or complete condemnation, Tenant voluntarily abandons the Leased Improvements, or otherwise ceases operations at the Leased Improvements;
or

          (i)  if any of the representations or
warranties proves to be untrue when made in any material respect which materially and adversely affects
Landlord, and which is not cured within thirty (30) days after receipt by Tenant of notice from Landlord thereof, or, if not susceptible of being cured within the thirty (30) days, Tenant has commenced to cure within thirty (30) days after notice thereof and has thereafter diligently proceeded to cure such default in the representation or warranty, or

          (j) Tenant's license to operate the Facility is terminated by the State of Florida; or

          (k)  Tenant receives any violation or
noncompliance notices from any authority having jurisdiction over the Leased Property or the Facility, is threatened by such authority with loss of licensure or certification for the Facility, is fined or penalized by such authority or is threatened with the imposition at a fine or penalty by such authority, and Tenant fails to cure the circumstances leading to such violation, fines or notices within [thirty (30)] days after Tenant receives notice of the circumstances underlying such violation, notice or fine, or if Tenant contests the same, within thirty (30) days after the imposition of any fine or penalty;

then in any such event, Landlord shall have all rights at law and in equity available to Landlord, including without limitation the rights and remedies of Landlord set forth in this Lease, as a result of Tenant's breach of this Lease.

          Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

     16.2.     Certain Remedies.

          16.2.1.   If an Event of Default shall have
occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, in addition to any other rights or remedies Landlord may have, Landlord shall have the options to exercise any one or more of the following remedies, it being agreed that pursuit of any remedy provided in this Lease shall not preclude pursuit of any other remedy or remedies herein provided or provided by law, and that any of such remedies may be pursued regardless of whether or not the Default continues to exist and whether or not Landlord accepts or has accepted Rent subsequent to the occurrence of such Default:

               (a)  Terminate this Lease by written
notice to Tenant, in which event Tenant shall immediately surrender possession of the Leased Property to Landlord and Landlord may reenter and repossess the Leased Property, and, at Landlord's option, all personal property, fixtures and equipment in the Leased
Property shall thereupon become the property of Landlord; and, in connection therewith, Landlord may use such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

               (b)  With or without terminating this
Lease, declare immediately due and payable all Rent and other amounts due and coming due under this Lease for the entire remaining term hereof, and in such event
Tenant agrees to pay such amount, reduced to its then present value offset by the fair market value, together with all other amounts previously due, at once;
provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of Rent for the remainder of the Term.

               (c)  With or without terminating this
Lease, and subject to compliance with Florida law, and
whether or not it elects to accelerate as provided in
subsection (b) above, Landlord, at its option,
exercisable in Landlord's sole discretion, may enter
upon the Leased Property, and if Landlord so enters the
Leased Property, Landlord will make reasonable efforts
to attempt to re-let the Leased Property, without
advertisement, by private negotiations and for any term
and rental rate which Landlord in its sole discretion
determines.   Tenant shall be liable to Landlord for
the deficiency, if any, between all rent and other amounts due hereunder for the entire Term hereof and the Rent paid by the new lessee applicable to the remaining Term hereof (or any part thereof) and for all of Landlord's costs, expenses and attorneys' fees in connection with the Default and re-letting, including all costs needed to bring the Leased Property into first class condition and to renovate the space for such new lessee. Landlord shall have the option of collecting such deficiency either upon entering into a new lease to re-let the Leased Property or from time to time during the Term or at the end of the Term.
Nothing contained in this subpart, or elsewhere in this Lease, will require Landlord to operate the Leased
Property at any time during the Term.

               (d)  Pursue any and all other rights and
remedies available at law or in equity.

          16.2.2.   Should Landlord elect to repossess
the Leased Property as provided in the foregoing paragraph, or should Landlord take possession of the Leased Property pursuant to legal proceedings or pursuant to any notice or other provision of law, it may elect either to terminate this Lease, or from time to time, without terminating this Lease, but in mitigation of Tenant's liabilities, to re-let the Leased Property or any portion thereof for such periods
(which may be for a term extending beyond the term of this Lease), at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and likewise without terminating or otherwise affecting this Lease may make such alterations or repairs as Landlord in its discretion deems necessary in order thus to re-let the Leased Property; and upon each such re-letting all rentals received by Landlord from such re-letting shall be applied or attributed first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second to the payment of any costs and expenses of such re-letting, including, without limitation, commissions, brokerage fees and attorneys' fees and of any costs of such alterations and repairs;
and third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may come due and payable hereunder. If, during any month hereunder, the net amount of re-letting rentals received and attributable to Rent due from Tenant hereunder shall be less than the total amount of the Rent required to be paid by Tenant during that month, then Tenant shall pay any such deficiency to Landlord, such deficiency to be calculated and paid monthly. No such re-entry or taking of possession of the Leased Property by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice expressing such intention be given to Tenant, or unless the termination thereof shall be decreed by a court of competent jurisdiction.
Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.
Should Landlord at any time terminate this Lease for any breach, then, in addition to other remedies it may have, it may recover from Tenant all damages incurred by reason of such breach, including without limitation the cost of recovering the Leased Property, reasonable attorneys' fees, and the worth at the time of such termination of the excess, if any, of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the stated Term over the then-reasonable rental value of the Leased Property for the remainder of the stated Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     16.2.3.     Each right and remedy provided
     for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any and all other rights and remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.


     16.3. Damages. Neither (a) the termination of this Lease pursuant to Section 16.1 above, (b) the repossession of the Leased Property, (c) the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.

     16.4.     Waiver.  If this Lease is terminated
pursuant to Section 16.1, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.5.  Application of Funds.  Any payments
received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State of Florida.

                          ARTICLE XVII

     17.  Landlord's Right to Cure Tenant's Default.
If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Section 16.1, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses
(including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

                         ARTICLE XVIII

[ARTICLE XVIII INTENTIONALLY LEFT BLANK]

                          ARTICLE XIX

[ARTICLE XIX INTENTIONALLY LEFT BLANK]

                           ARTICLE XX

     20. Holding Over. If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Tenant shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Minimum Rent payable with respect to the last Lease Year of the preceding Term; (ii) all Additional Charges accruing during the month; and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Leased Property. During such period of month-to-month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                          ARTICLE XXI

[ARTICLE XXI INTENTIONALLY LEFT BLANK]

                          ARTICLE XXII

[ARTICLE XXII INTENTIONALLY LEFT BLANK]

ARTICLE XXIII


     23.  Indemnification.  Notwithstanding the
existence of any insurance provided for in Article
XIII, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of negligence, violation of resident rights, professional malpractice or other claims, (b) any use, occupancy, possession, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, and (e) any claims, damages, losses relating to the operation of the Facility including without limitation employment related claims, and (f) any act, omission or negligence of Tenant, its agents, employees, invitees and others claiming by through or under Tenant. Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same as Tenant sees fit. To the extent Tenant makes payments to Landlord under this Article XXIII, Tenant shall become subrogated to the rights of Landlord for insurance proceeds. Nothing herein shall be construed as indemnifying Landlord against its own negligent acts or omissions or willful misconduct, or, in the absence of any negligence or fault of Tenant, its agents, servants and employees, for any loss, damage or casualty incurred as the result of any condition of the Leased Property existing as of the Commencement Date..

          Landlord shall indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Tenant as a result of the negligence or willful misconduct of Landlord, or resulting from material defects and latent defects in the Leased Property, or other conditions that are not readily apparent and existing at the Leased Property as of the Commencement Date.

          Tenant's or Landlord's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

                          ARTICLE XXIV

     24. Subletting and Assignment. Tenant shall not, without the prior written consent of Landlord which consent Landlord shall not unreasonably withhold, and, Landlord's Mortgagee, convey, pledge, mortgage, encumber or assign this Lease or any interest hereunder, sublease the Leased Property or any part thereof, or permit the use of the Leased Property or any portion thereof by any party other than Tenant, or purchaser of the stock of Tenant. Consent to any assignment or sublease shall not constitute a waiver of this provision with respect to any other assignment or sublease, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord and Landlord's Mortgagee. Any subtenant, assignee or successor of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no transfer, sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

ARTICLE XXV


     25.  Officer's Certificates, Financial Statements, and
          Disclosures.

          (a)  At any time and from time to time upon
Tenant's receipt of not less than fourteen (14) days prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that this Lease is unmodified and in full force and effect
(or that this Lease
is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such certificate furnished pursuant to this Section may be relied upon by Landlord and any prospective purchaser of the Leased Property.

          (b)  Tenant will furnish the following
financial statements to Landlord:

               (i)  within the later of 90
          days after the end of each of
          Tenant's fiscal years, or 30 days
          after delivery to Tenant, a copy of
          the audited (if available,
          otherwise unaudited) consolidated
          balance sheets of Tenant and its
          consolidated subsidiaries as of the
          end of such fiscal year, and
          related audited (if available,
          otherwise unaudited)  consolidated
          statements of income, changes in
          common stock and other
          stockholders' equity and changes in
          the financial position of Tenant
          and its consolidated subsidiaries
          for such fiscal year, prepared in
          accordance with generally accepted
          accounting principles applied on a
          basis consistently maintained
          throughout the period involved;

               (ii) within 90 days after the
          end of each of Tenant's fiscal
          years, and together with the
          documents furnished in accordance
          with clause (i), an Officer's
          Certificate stating that to the
          best of the signer's knowledge and
          belief after making due inquiry,
          Tenant is not in default in the
          performance or observance of any of
          the terms of this Lease, or if
          Tenant shall be in default to its
          knowledge, specifying all such
          defaults, the nature thereof, and
          the steps being taken to remedy the
          same;

               (iii) within 60 days after
          the end of each of Tenant's
          quarters, quarterly consolidating
          financial reports Tenant produces
          for reporting purposes and detailed
          statements of income and detailed
          operational statistics regarding
          occupancy rates, patient mix and
          patient rates by type for the
          Facility; and

               (iv) within 90 days after the
          end of each of Tenant's fiscal
          years, a copy of each cost report
          filed with the appropriate
          governmental agency for each of the
          Facilities (and all amendments
          thereto whether contemporaneously
          or subsequently filed thereto);

          (c)  Tenant shall furnish the following
               Additional Information to Landlord:

               (i)  Within twenty (20) days
          of receipt thereof, copies of all
          surveys (complaint, annual or
          otherwise), along with all
          accompanying letters, exhibits and
          information relating thereto and
          copies of any notices from any
          governmental agency relating to an
          investigation of Tenant's
          operations including without
          limitation HCFA, the OIG, the FBI,
          the State Medicated Fraud division,
          performed by the appropriate
          governmental agencies for licensing
          or certification purposes, and any
          plan of correction thereto; and

               (ii) With reasonable
          promptness, such other information
          respecting the financial condition
          and affairs of Tenant and the
          Facility as Landlord may reasonably
          request from time to time; and

               (iii) Furnish to Landlord,
          within thirty (30) days of receipt
          a copy of any licensing or other
          agency survey or report and any
          statement of deficiencies and/or
          any other report indicating that
          any action is pending or being
          considered to downgrade the
          Facility to a substandard category,
          and within the time period required
          by the particular agency for
          furnishing a plan of correction
          also furnish or cause to be
          furnished to Landlord a copy of the
          plan of correction or other
          response generated as a result of
          such survey or report for the
          Facility, and correct or cause to
          be corrected any deficiency, the
          curing of which is a condition of
          continued licensure or for full
          participation in any applicable
          reimbursement program

          (d)  The Landlord further reserves the right
to require, on a quarterly basis, such other information relating to accounts receivable as the result of the operations of the Tenant and the Facility, and Tenant agrees to provide such information to Landlord within twenty (20) days from request, but not more than four (4) times in any calendar year.
All information furnished under this subpart must be in such form and detail as the Landlord shall from time to time reasonably request, provided, however, that Landlord will use Tenant's existing forms of reports for all purposes.

          (e)  Tenant will furnish cost reports to
Landlord sufficiently in advance of the date that those cost reports are filed with the appropriate governmental authority to permit Landlord to review and comment upon those cost reports.

                          ARTICLE XXVI

[ARTICLE XXVI INTENTIONALLY LEFT BLANK]

ARTICLE XXVII


     27. No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                         ARTICLE XXVIII

     28. Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

                          ARTICLE XXIX

     29.  Acceptance of Surrender.  No surrender to
Landlord of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

                          ARTICLE XXX

     30. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property. Provided however, if Tenant exercises its option to purchase the Leased Property under
Section 34 below, Tenant shall have the option, at closing, to elect to leave this Lease in effect following conveyance of title. Provided however, in that event, Landlord will have no obligations or responsibilities of any kind under the Lease, and the only obligations and responsibilities of Landlord that will survive closing will be as set forth in Exhibit
34.1 hereof.

                          ARTICLE XXXI

     31. Conveyance by Landlord. If Landlord or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Landlord hereunder, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                         ARTICLE XXXII

     32. Quiet Enjoyment. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder.
Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

                         ARTICLE XXXIII

     33. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

          (a)  if to Tenant:

                    Tandem Health Care of Kissimmee, Inc.
                    c/o Tandem Health Care, Inc.
                    Cherrington Corporate Center
                    200 Corporate Center Drive, Suite 360
                    Coraopolis, PA 15108
                    Attention:  Lawrence R. Deering, Chairman and CEO

               with a copy to:

                    Buchanan Ingersoll Professional Corporation
                    One Oxford Center
                    301 Grant Street, 20th Floor
                    Pittsburgh, PA 15219-141-
                    Attention:  Rosemary L. Corsetti, Esquire

          (b)  if to Landlord:

                    Kissimmee Care, LLC d/b/a Arbors at Kissimmee
                    111 West Michigan Street
                    Milwaukee, WI 53203-2903
                    Attention:  Senior VP - Planning
               with a copy to:

                    Extendicare Health Services, Inc.
                    111 W. Michigan Street
                    Milwaukee, WI 53203-2903
                    Attention:  General Counsel

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

ARTICLE XXXIV

     34.1.    Tenant's Option to Purchase the Leased
Property. Tenant shall have the option to purchase the Leased Property pursuant to the terms, covenants and conditions set forth on Exhibit 34.1 attached hereto.
Closing shall occur within thirty (30) days after Tenant notifies Landlord in writing that Tenant elects to exercise its option to purchase.

                          ARTICLE XXXV

     35.1     Landlord May Grant Liens.  Without the
consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 35.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased
Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Tenant under this Lease, including the rights of Tenant to acquire the Leased
Property pursuant to the Article 34 above, and any person or entity acquiring the Leased Property by foreclosure sale or transfer in lieu thereof shall take title subject to Tenant's rights to acquire the Leased
Property. Any lender which takes an interest in the Leased Property pursuant to this Article (a) shall agree to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage, (b) shall agree to permit Tenant to cure any such default on Landlord's behalf within any applicable cure period, and Tenant shall be reimbursed by Landlord for any and all out-of-pocket costs incurred to effect any such cure
(including reasonable attorneys' fees), provided that Tenant shall have no duty to so cure any Landlord default, (c) shall agree to permit Tenant to appear by its representative and to bid at any sale in foreclosure made with respect to any such mortgage, and
(d) shall agree that in the event of a foreclosure, Tenant's rights under this Lease shall not be disturbed. Landlord will make good faith efforts to obtain a non-disturbance agreement in form reasonably acceptable to Tenant from any Facility Mortgagee, which agreement will acknowledge the rights of Tenant under this Lease, including Tenant's purchase option, and will provide that in the absence of default, Tenant's occupancy of the Leased Property will not be disturbed as long as Tenant remains in occupancy of the Leased
Property in compliance with all terms and covenants of this Lease

     35.2.     Tenant's Right to Cure.  Subject to the
provisions of Section 35.3, if Landlord shall breach any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord, and if Landlord does not reimburse Tenant within fifteen (15) days after written notice, Tenant shall have the right to deduct any sums paid from future Rent payments due. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this
Section 35.2 shall survive the termination of this Lease with respect to the Leased Property.

     35.3.     Breach by Landlord.  It shall be a
breach of this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased
Property), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                         ARTICLE XXXVI

     36.  Miscellaneous.

          36.1.     Anything contained in this Lease to
the contrary notwithstanding, all claims against, and liabilities of, the Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any late charges or similar costs provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.
Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          36.2.     Tenant specifically agrees to look
solely to Landlord's interest in the Leased Property for recovery of any judgment from Landlord, it being specifically agreed that no shareholder, director, officer, member, partner, or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor).

          Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

          36.3.  Upon the expiration or earlier
termination of the Term, at Landlord's option, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee and Tenant shall cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee. Notwithstanding anything in this Lease or elsewhere to the contrary, under no circumstances shall Landlord be obligated to seek or effectuate such a transfer or application therefore.

          36.4  Titles, Captions and Notations
appearing in this instrument are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of the parties, and shall have no bearing upon the meaning or interpretation of this agreement or any portion of it.

          36.5  The failure by Landlord, whether once
or more, to act upon a specific breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition nor of any subsequent breach of the same or any other term, covenant or condition herein contained.
Any subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant timely to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be specifically expressed in writing by Landlord.

          36.6 If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          Except for any exhibits, attachments, plats, or other documents as may be affixed hereto, made a part hereof, and properly identified herewith, this Lease constitutes the entire contract between the parties, and shall not be otherwise affected by any other purported undertaking whether written or oral.

          36.7  Time is of the essence of this Lease.

          36.8  No termination of this Lease prior to
the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect
Rent and all other amounts due Landlord in accordance with the terms of this Lease.

          36.9  All rights, powers, privileges and
remedies conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

          36.10  The laws of the State of Florida shall
govern the interpretation, validity, performance and enforcement of this Lease, but not including its conflict of laws rules.

          36.11  If either party signs as an entity,
each person executing this Lease on behalf of that party does hereby covenant and warrant that such party is a duly authorized and existing entity, that such party has and is qualified to do business in the State of Florida and that the entity has full right and authority to enter into this Lease and that each person signing on behalf of such entity is authorized to do so.

          36.12  Nothing herein shall in any way
prohibit or restrict Landlord from conveying all or a portion of its right, title and interest in the Leased
Property and to this Lease to a third party or to an affiliate of Landlord. Upon any transfer of Landlord's interest in the Leased Property and in this Lease to a third party or affiliate of Landlord, such transferee shall become "Landlord" hereunder and the transferor
Landlord shall have no further obligations hereunder.

          36.13     This Lease shall not be considered
in any manner a partnership agreement joint venture between Landlord and Tenant.

          36.14     In the event it should become
necessary for either party to retain an attorney at law to collect or obtain performance of any obligation to which such party is entitled hereunder, the prevailing party in any litigation between the parties shall be entitled to reasonable attorneys' fees therefor, and the losing party promptly shall reimburse the prevailing party for the same.

          36.15     This Lease shall not be recorded,
but a Memorandum of Lease may be recorded in the County land records where the Land is located.


                         ARTICLE XXXVII

     37.  Attornment:  Subordination.

          37.1  Tenant accepts this Lease subject and
subordinate to any Mortgage, Deed of Trust, Deed to Secure Debt or any other hypothecation or security now or hereafter placed upon the Leased Property (any such instrument hereinafter called a "Mortgage") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any holder of a Mortgage (herein "Landlord's

Mortgagee") shall elect to have this Lease prior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage, or the date of recording thereof.

          37.2  Although the provisions of this Article
37 shall be self-operative, Tenant agrees, upon request of Landlord or Landlord's Mortgagee, to execute any estoppel certificates and other documents required to effectuate any attornment, subordination or to make this Lease prior to the lien of any Mortgage. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant's attorney-in-fact.

          37.3  Tenant does hereby make, constitute and
irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Article 37 such power of attorney being coupled with an interest.

          37.4  If by reason of a default under the
Mortgage upon the Leased Property, the interest of Landlord in the Leased Property is terminated, the Tenant will attorn to Landlord's Mortgagee at Landlord's mortgagee's sole option (or to any person or entity to which the Leased Property is conveyed by such holder) and will recognize such holder, person or entity as Tenant's landlord under this Lease. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Property in the event any proceeding is brought by Landlord's Mortgagee to terminate the interest of the Landlord in the Leased Property, and agrees that this Lease shall not be affected in any way whatsoever by such proceeding. Landlord will make good faith efforts to obtain a non-disturbance agreement in form reasonably acceptable to Tenant from each Landlord's
Mortgagee, which agreement will acknowledge the rights of Tenant under this Lease, including Tenant's purchase option, and will provide that in the absence of default, Tenant's occupancy of the Leased Property will not be disturbed as long as Tenant remains in occupancy of the Leased Property in compliance with all terms and covenants of this Lease

          37.5  If the Landlord defaults under this
Lease, Tenant, before taking advantage of any rights or remedies granted to Tenant or by law, shall notify in writing, certified mail, return receipt requested, any Landlord's Mortgagee which holds a Mortgage and who has requested Tenant so to do and given Tenant its mailing address and Tenant shall allow Landlord's Mortgagee, at Landlord's Mortgagee's sole option, ten (10) days following receipt of such notice (plus any additional time that may be reasonably necessary) within which to cure such default. The time given to Landlord's
Mortgagee to cure Landlord's default shall not run concurrently with any time granted to Landlord to cure such default, but shall run form the later of Landlord's Mortgagee's receipt of notice from Tenant of Landlord's default or the expiration of the time period, if any, given to Landlord to cure such default.
Landlord's Mortgagee may, but shall not be obligated to, cure such default, and Tenant shall accept any such cure by Landlord's Mortgagee.

                    ARTICLE XXXVIII

          38.1  Re-Entry During Term.  Landlord, its
agents, officers, representatives or assigns, and Landlord's Mortgagee, shall have the right to enter the Leased Property upon reasonable prior notice (except in emergencies) during normal working hours throughout the term of the Lease, for the following purposes:
inspecting the general condition and state of repair of the Leased Property; showing the Leased Property to any interested party; taking any emergency action which Landlord deems necessary to protect the Leased
Property; inspecting the Leased Property as required by governmental agencies or insurance companies; or for any other reasonable purposes. Landlord's right of re-entry and right to inspect the Leased Property shall be subject to the privacy rights of residents and regulations pertaining to confidentiality of resident records.

                     ARTICLE XXXIX

     39.  Assignment and Assumption of Contracts.

          39.1.  Facility Contracts.  On or as of the
Commencement Date, Landlord and Tenant shall execute and deliver the Assignment and Assumption of Contracts attached as Exhibit 39.1, which document provides for Landlord's assignment and Tenant's assumption of the leases, contracts and other agreements specified therein.

          39.2   Post Closing Procedures.  Attached as
Exhibit 39.2 are the post-closing procedures which shall be followed by Landlord and Tenant.



     39.3   Landlord's Cost Reports.  After the
     Commencement Date, Landlord shall prepare and file with the appropriate Medicare and Medicaid agency its final cost reports in respect to its operation of the Facility, such filing to be no later than the date on which such final cost reports are required to be filed.


                     ARTICLE XXXX

     40.  Cross Default.   This Lease is being executed
and entered into between the parties simultaneously with the execution of certain additional leases which are described on Exhibit 40 attached hereto and incorporated herein (the "Additional Leases"). The execution of this Lease constitutes a part of the consideration for each of the Additional Leases and the execution of such Additional Leases constitutes a part of the consideration for the execution of this Lease.
The parties to this Lease and to each of the Additional
Leases covenant and agree that any Default in this Lease or in any of the Additional Leases shall constitute a Default under each of the Additional
Leases as well as a Default under this Lease. In addition, in the Event of Default in this Lease the Landlord shall be entitled to exercise the rights granted herein in the event of such Event of Default against any one or more of the Additional Leases including without limitation the termination of any option to purchase and/or the right to require the Tenant named in such

Additional Leases to purchase the property described in such Additional Leases. Notwithstanding the foregoing, if either party to this Lease terminates this Lease under any term or condition permitting termination in the absence of an Event of Default, none of the Additional Leases shall be affected.

                     ARTICLE XXXXI

     41. Lease Contingencies. Notwithstanding the execution and delivery of this Lease by the parties, the obligations of the parties under this Lease are contingent upon the resolution of the following, all of which must occur by December 29, 2000: (a) all Exhibits to this Lease must be completed and approved by the parties; (b) all issues regarding licensure of this Facility, and the facilities leased under the Additional Leases, must be resolved, so that as of the Commencement Date Tenant is fully licensed to operate the facility and the other facilities under the Additional Leases; (c) non-disturbance agreements in form reasonably acceptable to Tenant must be delivered by each Facility Mortgagee. If all of the foregoing are not resolved to the mutual satisfaction of the parties by December 29, 2000, either party may, in its sole discretion, terminate this Lease upon the delivery of written notice to the other party.

     42.  Additional Warranties, Etc.  The terms,
covenants, representations and warranties set forth in the attached Exhibit 42 are incorporated herein by this reference as if set forth in full.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals, if any, to be hereunto affixed and attested by their respective officers thereunto duly authorized.

LANDLORD:                              TENANT:

KISSIMMEE CARE, LLC                    TANDEM HEALTH CARE OF
D/B/A ARBORS AT KISSIMMEE              KISSIMMEE, INC.


By: /s/ Timothy J. Murphy              By: /s/ Lawrence R. Deering
   ---------------------------            -----------------------------
Its: Vice President                    Its: Chairman & CEO



State of Wisconsin                     State of Pennsylvania
County of Milwaukee                    County of Allegheny

The foregoing instrument               The foregoing instrument
was acknowledged before me             was acknowledged before me
this 19th day of December, 2000        this 13th day of December, 2000
by Timothy J. Murphy                   by Lawrence R. Deering,
as the Vice President of               of Tandem Health Care of Kissimmee, Inc.,
Northern Health Facilities, Inc.,      a duly authorized officer,
in turn as the sole member of          on behalf of the corporation.
Kissimmee Care, LLC,
a Florida limited liability company

By /s/ Gina Povolo                     By /s/ Kristen A. Perciavalle
  ------------------------               -------------------------------
   Notary Public, State of Wisconsin      Notary Public, State of Pennsylvania
   My commission: 4-14-02                 My commission expires: July 12, 2004

                     EXHIBIT 34.1



      The  terms,  covenants  and  conditions  of  this

Exhibit  34.1 shall apply in the event Tenant exercises

its option to purchase as provided in Article 34 of the

Lease.   To the extent there is a conflict between  the

terms, covenants and/or conditions of this Exhibit 34.1

and  the  Lease,  the provisions of this  Exhibit  34.1

shall control.

DEFINITIONS


     For purposes of this Exhibit 34.1, the following terms have the meanings specified or referred to in this Article 1:

     "Assets" means the Landlord's right, title and interest in the following assets located at the Facility:

     * All of the real property upon which the Facility is located (the "Real Property"), including the building and fixtures located thereon, together with all tenements, hereditaments, rights, privileges, interest, easements and appurtenances now or hereafter belonging or in any way pertaining to the Real Property. The Real Property is more particularly described on Exhibit 34.1 - [B];

     * All equipment, furniture, inventory (including but not limited to, all inventories of every kind and nature whatsoever, specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs ("Inventory"), appliances, tools, instruments, and other tangible personal property owned by Landlord as of the date of this Lease or as of the Closing Date, and located on the Real Property (the "Tangible Personal Property"). Notwithstanding the foregoing, the Tangible Personal Property shall not include any personal property consumed by Landlord between the date hereof and the Closing Date in the ordinary course of business or otherwise consistent with past practice, and it shall not include any personal property consumed or disposed of by Tenant as permitted under the Lease;

     * All rights to the telephone numbers of the Facility, medical records, administrative records relating directly to the operation of the Facility and located therein, lien waivers, warranties, guaranties, utility use agreements, covenants, commitments, permits, certificates and approvals, (but only to the extent any or all of the foregoing relate directly to the Facility and can be legally transferred by Landlord) (the "Intangible Personal Property").

     *    But Assets do not include any of the following
       (the "Excluded Assets"):

                    *    cash and cash equivalents

                    * amounts of any nature which are or might be due to Landlord for goods provided, services rendered, or any other transaction of any type on or prior to January 1, 2001;

                    *    Other accounts of any nature;

                    * Prepaids, advances, and leasehold deposits (where applicable);

                    * Refunds, rebates and dividends paid in respect of workers compensation or other insurance premiums paid by Landlord prior to January 1, 2001, and refunds or additional recoveries by or payments to Landlord from any person for services, provision of goods or supplies, or any other transactions on or prior to January 1, 2001;

                    * Landlord's business and financial records located at or used in connection with the operation or management of the Facility, except for those referred to in Section 3.5 below;

                    * Landlord's corporate trade names, trade marks, service marks and logos;

                    * Internally-developed computer software (such as the KIP/CRR software outcome system);

                    * Manuals, forms or related documents containing information proprietary to any of Landlord, including, without limitation, operational, nursing, administrative, policy/procedure and other similar manuals;

                    * Contingent receivables and claims, causes of action, and any other possible receivables; and

                    * Other assets of Landlord not described as being sold, assigned or transferred herein.

     "Closing" as defined in Section 2.4 below.

     "Closing Date" the date and time as of which the Closing actually takes place.

     "Consent" any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" all of the
transactions contemplated by this Exhibit 34.1, including, without limitation, (a) the purchase and sale of the Assets and (b)the performance by Tenant and Landlord of their respective covenants and obligations under this Agreement.

     "Disclosure Schedules" the disclosure schedules attached to, and delivered by Landlord to Tenant concurrently with the execution and delivery of the Lease.

             "Facility's Ratio" is a fraction, the
denominator of which is $48 million and the numerator of which is equal to the aggregate amount allocated to the Facility under Exhibit 2.6 referred to in Section
2.6 below.

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" the Employee Retirement Income Security
Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Facilities" as defined in the Recitals of this Agreement.

     "GAAP" generally accepted United States accounting principles, applied on a consistent basis.

     "Governmental Authorization" any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental
Body or pursuant to any Legal Requirement.

     "Governmental Body" any:

          (a) nation, state, county, city, town,
village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal,
foreign, or other government;

          (c) governmental or quasi-governmental
authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multinational organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Order" any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body.

     "Ordinary Course of Business" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be
authorized by the owner or board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the owner or board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Person" any individual, corporation , limited liability company, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Proceeding" any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.



     "Tandem's Preferred Stock" means redeemable, cumulative preferred stock of Tandem Health Care, Inc. ("Tandem"), which shall pay dividends at an annual rate of 9%, and is subject to mandatory call and redemption on December 31, 2005. The redemption of Tandem's Preferred Stock shall be accelerated upon the occurrence of any of the following conditions:

               (i)  in the event that Tandem
                    completes a private placement
                    debt or securities which nets
                    Tandem $20,000,000, in which
                    event the Facility's Ratio
                    multiplied by $4,000,000 (plus
                    one-half of the accrued
                    dividends owed) would be paid
                    to Landlord upon the
                    consummation of the private
                    placement;

               (ii) in the event Tandem completes
                    a private placement which nets
                    Tandem in excess of
                    $20,000,000, then upon the
                    closing of the private
                    placement, Tandem will pay $4
                    million, plus the Facility's
                    Ratio multiplied by 80% of the
                    excess over $20,000,000, such
                    $4 million plus resulting
                    product to constitute payment
                    first of the amount of accrued
                    dividends and then, to the
                    extent there is additional
                    excess, it will constitute
                    payment to redeem Tandem's
                    Preferred Stock;

               (iii)in the event that there
                    is a merger of Tandem,
                    excluding a merger whereby no
                    cash is exchanged and Tandem
                    is the surviving entity, or a
                    sale or other conveyance
                    (whether by operation of law
                    or otherwise) of the majority
                    of assets or stock of Tandem,
                    at which time the entire
                    $8,000,000 (multiplied by the
                    Facility's Ratio) plus all of
                    the accrued dividends owed
                    would be paid to Landlord; or

               (iv) in the event that Tandem completes an initial
                    public offering of securities ("IPO"), in which event the entire $8,000,000 (multiplied by the Facility's Ratio) plus all of the accrued interest owed would be payable to the extent allowed by the IPO underwriter, and, in any event thereafter, payable prior to Tandem's payment of any elective debt of Tandem or its affiliates (excluding the temporary pay down of Tandem's accounts receivable working capital lines of credit) and prior to the payment of the redeemable preferred shares held by Behrman or its affiliates; and

               (v) in the event of a default by Tandem under the $4 million Promissory Note dated December 31, 1999 by Tandem Health Care of Florida, Inc. (a wholly-owned subsidiary of Tandem), or in the event of a default under the Stock Purchase and Sale Agreement dated October 10, 1999, by and between Extendicare Health Services, Inc., et al., and Tandem, or in the event of a default under the Lease or the Additional Leases.
     "Threatened" a claim, Proceeding, dispute or action will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given , or if any other event has occurred or any other circumstances exist, that would lead a prudent
Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future. A request for a resident's medical record, without an express indication of the basis for such a request, shall not be deemed as a Threatened claim, Proceeding, dispute or action.

PURCHASE AND SALE; CLOSING

2.1  [Intentionally Deleted].


     2.2  ASSETS

     Subject to the terms and conditions of this
Exhibit 34.1, at the Closing, the Landlord will sell and transfer the Assets to Tenant, and Tenant will purchase such Assets.

2.3  PURCHASE PRICE


     The purchase price for the Assets is the Facility's Ratio multiplied by $48 million. The
Purchase Price shall be payable as follows:

     (a) A deposit equal to the Facility's Ratio multiplied by $300,000 shall be deemed to have already been paid by Tenant, and Tenant shall receive a credit against the Purchase Price in an amount equal to the resulting product (i.e., the Facility's Ratio multiplied by $300,000);

     (b) Plus Tandem's Preferred Stock in an amount equal to the Facility's Ratio multiplied by $8 million;

     (c) Plus a promissory note (secured by a recorded second mortgage) from Tenant to Landlord (bearing an interest rate of 8.5% , with interest payable quarterly, with a five-year balloon) in an amount equal to the Facility's Ratio multiplied by $10.5 million;

     (d) Less the amount of the Increased Minimum Rent actually paid by Tenant, if any, multiplied by the Facility's Ratio; and

     (e) The balance of the Purchase Price shall be paid in immediately available funds at Closing.

2.4  CLOSING


     The purchase and sale (the "Closing") provided for in this Exhibit 34.1 will take place at Landlord's offices in Milwaukee, Wisconsin, at 10:00 a.m. (local time) on the first business day occurring on or after the thirtieth (30th) day after Tenant gives Landlord notice of exercising the option to purchase under
Article 34 of the Lease, or at such other time and place as the parties may agree. The parties shall endeavor to close in escrow in advance of the Closing.
The effective time of the Closing shall be as of midnight separating the day Closing actually occurs and the next day. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Exhibit 34.1 on the date and time and at the place determined pursuant to this Section
2.3 will not result in the termination of Tenant exercising the option to purchase and will not relieve any party of any obligation under the Lease, including without limitation this Exhibit 34.1.

2.5  CLOSING OBLIGATIONS


     At the Closing:

          (a)  Landlord will deliver to Tenant:

               (i)  [Intentionally Deleted];

               (ii) A special warranty deed for the Real Property in
                    the form attached hereto as Exhibit 2.5(a)(ii);

              (iii) A Warranty Bill of Sale for the Tangible Personal
                    Property, and a Quitclaim Bill of Sale for the Intangible Personal Property in the form attached hereto as Exhibit 2.5(a)(iii);

               (iv) A certificate of non-foreign status in the form of
                    Exhibit 2.5(a)(iv), from Landlord;

               (v)  [Intentionally Deleted];

               (vi) A certificate executed by a duly authorized
                    officer of the sole member of Landlord representing and warranting to Tenant that each of Landlord's representations and warranties in this Exhibit 34.1, the Lease, and Exhibit 42 to the Lease, was accurate in all respects as of the date hereof and is accurate in all respects as of December 31, 2000 (giving full effect to any supplements to the Disclosure Schedules that were delivered by Landlord to Tenant on or prior to the Closing Date in accordance with Section 5.5 of
                    Exhibit 42 to the Lease);

              (vii) Copy of resolutions duly adopted by the Board
                    of Directors and shareholders of the sole member of Landlord authorizing and approving the performance by Landlord of the transactions set forth herein and the execution and delivery of the Lease and the documents described in this Exhibit 34.1, certified as true and of full force as of Closing by a duly authorized officer of the sole member of Landlord;

             (viii) Certificate of the President of the sole member of
                    Landlord, in his or her official capacity, certifying that each covenant and agreement of Landlord to be performed prior to or as of Closing pursuant to this
                    Exhibit 34.1, Exhibit 42, or the Lease, has been performed in all material respects;

               (ix) Certificates of incumbency dated as of the Closing
                    for the respective officers of the sole member of Landlord executing the Lease or making certifications or executing documents under the Lease, including, without limitation, this Exhibit 34.1 and Exhibit 42;

               (x) Certificate of existence and active status (or equivalent) of Landlord's sole member from the Delaware Secretary of State or other appropriate official, dated no earlier than ten (10) business days prior to Closing;

               (xi) Certificate of good standing status (or
                    equivalent) for Landlord and its sole member, from the Florida Secretary of State or other appropriate official, dated no earlier than ten (10) business days prior to Closing;

              (xii) The opinion of Landlord's counsel as described in and provided by Section 7.4(a) of Exhibit 42 to the Lease, as of the Closing Date;

             (xiii) [Intentionally Deleted];

              (xiv) A Guaranty from Extendicare Inc. ("EI"), in a form
                    substantially similar to that which EI delivered to Tenant's parent company on December 30, 1999;

               (xv) [Intentionally Deleted]; and

              (xvi) Such other instruments and documents as Tenant
                    reasonably deems necessary to effectuate the transaction as contemplated hereby.

          (b)  Tenant will deliver to Landlord:

               (i) Purchase Price (adjusted as expressly required by this Agreement), by wire transfer of immediately available funds;

               (ii) [Intentionally Deleted];

              (iii) [Intentionally Deleted];

               (iv) Certificate executed by Tenant to the effect that,
                    except as otherwise stated in such certificate, each of Tenant's representations and warranties in this Exhibit 34.1, Exhibit 42 or the Lease, was accurate in all respects as of the date hereof and is accurate in all respects as of the Closing Date as if made on the Closing Date;

               (v) Copy of resolutions duly adopted by the Board of Directors of Tenant authorizing and approving the performance by Tenant of the transactions set forth herein and the execution and delivery of the Lease and the documents described in this Exhibit 34.1 and
                    Exhibit 42, certified as true and of full force as of Closing by a duly authorized officer of Tenant;

               (vi) Certificate of the President of Tenant, in his or
                    her official capacity, certifying that each covenant and agreement of Tenant to be performed prior to or as of Closing pursuant to this Exhibit 34.1 and Exhibit 42 has been performed in all material respects;

              (vii) Certificates of incumbency dated as of the Closing for the respective officers of Buyer executing the Lease or making certifications or executing documents under the Lease, including, without limitation, this Exhibit 34.1;

             (viii) [Intentionally Deleted];

               (ix) Certificate of good standing status (or equivalent) of
                    Tenant from the Florida Secretary of State or other appropriate official, dated no earlier than ten (10) business days prior to Closing; and

               (x) The opinion of Tenant's counsel as described in and provided by Section 8.4(a) of Exhibit 42 to the Lease, as of the Closing Date;

               (xi) Such other instruments and documents as Landlord
                    reasonably deems necessary to effectuate the transaction as contemplated hereby.

2.6  ALLOCATION FOR ASSETS


     Buyer and Seller shall allocate the Purchase Price as set forth on Exhibit 2.6.
CONDITIONS PRECEDENT TO TENANT'S OBLIGATION TO CLOSE


     Tenant's obligation to take all other actions required to be taken by Tenant at the Closing is subject to the satisfaction, at or prior to the Closing of each of the following conditions (any of which may be waived by Tenant, in whole or in part):

3.1  ACCURACY OF REPRESENTATIONS


     All of Landlord's representations and warranties in the Lease (including, without limitation, Exhibit 42 thereof), (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date hereof, giving effect to any supplement to the Disclosure Schedules related to waived breaches under Section 5.5 of Exhibit 42.

3.2  LANDLORD'S PERFORMANCE


          (a)  All of the covenants and obligations
that Landlord is required to perform or to comply with pursuant to this Exhibit 34.1 at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b)  Each document required to be delivered
pursuant to Section 2.5(a) above must have been delivered.

3.3  CONSENTS


     Each of the Consents identified in Schedule 3.2 attached to Exhibit 42 of the Lease must have been obtained and must be in full force and effect.

3.4  ADDITIONAL DOCUMENTS


          Landlord's delivery to Tenant of such other documents as Tenant may reasonably request for the purpose of (i) evidencing the accuracy of any of Landlord's representations and warranties, (ii) evidencing the performance by Landlord of, or the compliance by Landlord with, any covenant or obligation required to be performed or complied with by Landlord, (iii) evidencing the satisfaction of any condition referred to in this Article 3, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

3.5  NO PROCEEDINGS


     Since the date hereof, there must not have been commenced or Threatened against Tenant, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief solely as a result of, any of the Contemplated
Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

3.6  TITLE COMMITMENT


          On or before ten (10) business days prior to the Closing Date, Tenant, at a cost and expense to be borne by Tenant, shall cause itself to be furnished with a current title commitment (the "Title
Commitment") issued by an underwriter acceptable to Tenant in Tenant's reasonable discretion (the "Title
Company"), together with legible copies of all exceptions to title referenced therein, to the extent
Tenant does not already have copies thereof.  The Title
Commitment shall set forth the state of title to the real property, together with all exceptions or conditions to such title, including all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the real property which would appear in an owner's title policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue one or more owners' title policies (collectively, the "Title
Policy") to Tenant in an amount equal to the amount of the Purchase Price allocated by the parties to real property, insuring such title to the real property as is specified in the Title Commitment. Tenant will have ten (10) business days from the date Tenant receives the Title Commitment within which to cause such Title
Commitment and the Survey to be examined and to notify
Landlord in writing of any objections to Landlord's title reflected by such Title Commitment. Tenant shall not be permitted to object to any of the Permitted
Encumbrances (as defined in Exhibit 42 to the Lease).
Landlord agrees to use its reasonable best efforts, which for purposes of this Section shall include the payment of money not to exceed $20,000 (in the aggregate, as to the Facility and for the other facilities subject to the Additional Leases, as defined in section 40 of the Lease), to cure or remove before Closing, any marketability objections, or any other objections which if left uncured would materially and adversely affect the Real Property for its current use, which is properly and timely raised by Tenant in accordance with the provisions of this Agreement. At
Closing, an authorized agent of the Title Company shall down-date and initial the Title Commitment to reflect the condition of title of the real property which the Title Company is then-willing to insure. If, despite its efforts, Landlord does not remove any such objection prior to Closing, Tenant, at Tenant's sole option, may: (a) acquire the Assets with the real property in its then existing condition; or (b) revoke and rescind the exercise of Tenant's option to purchase by written notice to Landlord.

3.7  NO PROHIBITION


     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Tenant or any Person affiliated with Tenant to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

3.8  CASUALTY AND CONDEMNATION


     If any part of the assets necessary for the operation of the Facility are damaged, lost, destroyed, or condemned (whether by fire, theft, vandalism, or other cause, casualty or condemnation), in whole or in part, prior to the Closing, and the fair market value of such damaged, loss or destruction is less than $100,000 (cumulative or in the aggregate as to all the facilities subject to the Additional Leases), Tenant may, at its option, either (i) reduce the Purchase
Price by the fair market value of the assets damages, lost, destroyed or condemned, such value to be determined as of the date immediately prior to such damage, loss, destruction or condemnation, or, as the case may be, by the estimated cost to replace or restore the damaged, lost, destroyed or condemned assets, or (ii) require Landlord, upon Closing, to transfer the proceeds (or the right of the proceeds) of applicable insurance to Buyer, or the condemnation award to Tenant, and Tenant may replace or restore the damaged, lost or destroyed or condemned property. If any part of the assets are damaged, lost, destroyed or condemned, (whether by fire, theft, vandalism or other cause, casualty or condemnation order), in whole or in part prior to Closing and the fair market value of such damage, lost, destruction or condemnation is greater than $100,000 (cumulative or in the aggregate as to all the facilities subject to the Additional Leases), Tenant may, at its option, either (i) require Landlord upon Closing to transfer the proceeds (or the right of the proceeds) of applicable insurance to Tenant, or the condemnation award to Tenant, and Tenant may replace or restore the damaged, lost or destroyed or condemned property, or (ii) seek Landlord's agreement to compensate Tenant for the fair market value of the decreased value of the transaction through a mechanism pursuant to the parties' agreement in the parties' sole discretion.

3.9  NO MATERIAL ADVERSE CHANGE


     From the date Tenant exercises the option to purchase until the Closing Date, the Assets shall not have suffered any material change, loss or damage to the assets of the Facility, whether or not covered by insurance.

3.10 FINANCING

     Tenant shall have received the proceeds of financing in an amount sufficient to enable Tenant to pay the Purchase Price in full as of the Closing Date.

4    CONDITIONS PRECEDENT TO LANDLORD'S OBLIGATION TO CLOSE


     Landlord's obligation to take all actions required to be taken by Landlord at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Landlord, in whole or in part):

4.1  ACCURACY OF REPRESENTATIONS


     All of Tenant's representations and warranties in the Lease (including, without limitation, Exhibit 42 thereof, (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date hereof.

4.2  TENANT'S PERFORMANCE


          (a)  All of the covenants and obligations
that Tenant is required to perform or to comply with pursuant to this Exhibit 34.1 at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b)  Tenant must have delivered each of the
documents required to be delivered by Tenant pursuant to Section 2.5(b) and must have made the cash payments required to be made by Tenant pursuant to Article 2 above.

4.3  CONSENTS


     Each of the Consents identified in Schedule 3.2 attached to Exhibit 42 of the Lease must have been obtained and must be in full force and effect.

4.4  ADDITIONAL DOCUMENTS


          Tenant's delivery to Landlord of such other documents as Landlord may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Tenant, (ii) evidencing the performance by Tenant of, or the compliance by Tenant with, any covenant or obligation required to be performed or complied with by Tenant, (iii) evidencing the satisfaction of any condition referred to in this
Article 4, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated
Transactions.

4.5  NO PROHIBITION


          Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Landlord or any Person affiliated with Landlord to suffer any material adverse consequence under, (a) any applicable
Legal Requirement or Order, or (b) any Legal
Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

4.6  FIRST LOAN DOCUMENTS


     Landlord approving the language in Tenant's loan documents which expressly states that the first mortgagee approves of Tenant executing and delivering the second note and mortgage which benefit Landlord, and approves of the second mortgage being recorded against the Real Property. Further, Tenant providing adequate assurance to Landlord that the aggregate principal amount secured by the first mortgages which are secured by the Real Property subject to this Lease and the Additional Leases does not exceed $36.8 million. Lastly, but as a covenant and not a condition to this Lease, Tenant shall use its commercially reasonable efforts to ensure that the first loan documentation to which Landlord will be subordinating its second note and mortgage does not contain any material provision that either is not usual or customary for similar types of loans or is not commercially reasonable under the circumstances, in both cases giving effect to the then-current market conditions for the financing of long-term care facilities in Florida. In the event that there is a dispute that arises related to the latter covenant in this Paragraph 4.6 between Landlord and Tenant, the parties agree that the Increased Minimum Rent, as defined in Section 3.1(a) of the Lease, shall not come into effect until the dispute is resolved (which, if resolved in favor of Landlord, shall have an effective date of the date the Increased Minimum Rent was to have come into effect.) The parties further agree that in the event that the

Term of the Lease is to expire, and any dispute concerning this covenant is not resolved, the Lease will be extended for a period of twelve months. Notwithstanding anything contained herein to the contrary, in no event shall Landlord be obligated to object prior to the first loan closing.

5. [* This section has been omitted and filed separately with the Securities and Exchange Commission with a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

     This page has been omitted and filed separately with the Securities and Exchange Commission with a request for confidential treatment pursuant to Rule
24b-2 under the Securities Exchange Act of 1934.






























                                                   *]

6.   LANDLORD'S RIGHT OF FIRST REFUSAL AND OPTION
     AFTER CLOSING

     6.1  RIGHT OF FIRST REFUSAL

     So long as there remains any of Tandem's Preferred
Stock issued under Section 2.3 of this Exhibit 34.1 which remains not yet fully redeemed, and so long as there are any dividends thereunder which have not yet been paid, Landlord (or its designee) shall have a continuing right of first refusal to acquire the Facility. Such right shall terminate once all such preferred stock has been fully redeemed and all dividends paid thereunder. At Closing, Tenant shall execute and deliver to Landlord (or its designee) a recordable right of first refusal in form and substance agreed to by Buyer and Seller in their respective reasonable discretion on or before the Closing.

     6.2  OPTION

     At Closing, Tenant shall execute and deliver to Landlord (or Landlord's designee) a recordable option to purchase the Assets, such option to be in form and substance as agreed to by Buyer and Seller as attached hereto in Exhibit 6.2. The option will be exercisable in the following events: (a) commencing at any time after December 31, 2005, in the event Tandem has not fully redeemed, and paid all dividends under, Tandem's
Preferred Stock, such option to be exercisable at any time thereafter until such full redemption and payment;
or (b) upon a default by Tandem or any of its affiliates extending beyond applicable cure periods that results in the lender or other party accelerating the debt or initiating mortgage foreclosure proceedings under any loan or other debt agreements relating to the financing of the Facility and/or the other facilities under any of the Additional Leases (as defined in Article 40 of the Lease), or the financing of the Stock
Purchase Agreement dated October 10, 1999, by and between Extendicare Health Service, Inc. et al. and Tandem. Landlord (or its designee) may exercise such option by providing Tandem written notice of its exercise, and closing thereunder shall occur as soon as Landlord (or Landlord's designee) obtains written approval from AHCA to have the change of ownership occur. The purchase price shall be the product of $48 million multiplied by the Facility's Ratio, less all amounts for any unredeemed Tandem's Preferred Stock
(multiplied by the Facility's Ratio) and unpaid dividends thereunder. As of the date of exercise and the date of closing thereunder, Tenant shall have been deemed to have provided Landlord (or Landlord's designee) with the substantially the same representations, warranties, and covenants (including, without limitation, the indemnification provisions) which Landlord provided Tenant under the the Lease
(including, without limitation, Exhibit 42 thereof).

7.   TANDEM'S QUARTERLY FINANCIAL STATEMENTS

     Until full redemption of Tandem's Preferred Stock issued under Section 2.3 of this Exhibit 34.1, and until payment in full of all dividends payable thereunder, Tandem shall provide Landlord with a copy of the following: Tandem's quarterly financial statements as soon as reasonably practicable after the same are prepared; and Tandem's audited annual financial statements as soon as reasonably practicable after the same are audited.

8.   SALES TAX ON VEHICLES

     Landlord will pay the sales tax required to be paid for transferring to Tenant the vehicles, if any, which constitute part of the Assets.

9.   ROOF AT ORANGE PARK



     In the event the Facility is the Orange Park facility, then Tenant shall receive an additional credit at Closing against the Purchase Price equal to $14,500. All applicable warranties and representations in the Lease shall be deemed revised to reflect that the roof at Orange Park needs certain repairs.

                      EXHIBIT 42

      The following terms, covenants, warranties and representations of this Exhibit 42 shall be deemed to be a part of the Lease as if they were fully set forth therein.

DEFINITIONS


     For purposes of the Lease, including, without limitation, this Exhibit 42, the following terms have the meanings specified or referred to in this Article 1:

     "Applicable Contract" any Contract related to the Facility (a) under which Facility has or may acquire any rights, (b) under which the Facility has or may become subject to any obligation or liability, or (c) by which the Facility or any of the assets owned or used by it is or may become bound.

     "Best Efforts" the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved, provided, however, that an obligation to use Best
Efforts under this Lease does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Lease and the Contemplated
Transactions.

     "Breach" a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Lease or any instrument delivered pursuant to this Lease will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any valid claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Consent" any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" all of the
transactions contemplated by this Agreement, including:(a) the purchase and sale of the Assets and(b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement.

     "Contract" any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Damages" as defined in Section 10.1 of this
Exhibit 42.

     "Disclosure Schedules" the disclosure schedules attached to, and delivered by Landlord to Tenant concurrently with the execution and delivery of, this Lease.

     "Encumbrance" any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ERISA" the Employee Retirement Income Security
Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "GAAP" generally accepted United States accounting principles, applied on a consistent basis.

     "Governmental Authorization" any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental
Body or pursuant to any Legal Requirement.

     "Governmental Body" any:

          (a) nation, state, county, city, town,
village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal,
foreign, or other government;

          (c) governmental or quasi-governmental
authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multinational organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HSR Act" the Hart Scott Rodino Antitrust
Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "IRC" the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" a corporation or a limited liability company ("LLC") will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) any current board elected officer of such corporation (or, in the case of an LLC, any current board elected officer of the LLC's sole member) is actually aware of such fact or other matter after due inquiry having been made to the appropriate person on the issue at hand; or

          (b) a prudent individual serving as a board elected officer of a company, under the circumstances, would have been expected to have been actually aware of such fact or other matter.

     "Legal Requirement" any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Occupational Safety and Health Law" any Legal
Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     "Operations Transfer Agreement" that certain agreement attached as Exhibit D, between Extendicare
Health Services, Inc. and Tandem Health Care, Inc.
setting forth the pro-rations and other details of the transfer of operations of the Facility to Tenant as of January 1, 2001.

     "Order" any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body.

     "Ordinary Course of Business" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be
authorized by the owner or board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the owner or board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Person" any individual, corporation , limited liability company, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan" as defined in Section 3.13.

     "Proceeding" any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Related Person" with respect to a particular individual:

          (a) any other member of such individual's
Family (as defined below);

          (b) any Person that is directly or indirectly controlled by such individual or by one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and

          (d) any Person with respect to which such individual or one or more members of such individual's
Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a Material Interest in such specified Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a Material Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 51% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 51% of the outstanding equity securities or equity interests in a Person.

     "Representative" with respect to a particular
Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act" the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Sole Member" shall mean Northern Health
Facilities, Inc., the Sole Member of the Landlord in the Lease.

     "Tax" any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, deficiency, or other fee, and any related charge or amount
(including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body.

     "Tax Return" any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened" a claim, Proceeding, dispute or action will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given , or if any other event has occurred or any other circumstances exist, that would lead a prudent
Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future. A request for a resident's medical record, without an express indication of the basis for such a request, shall not be deemed as a Threatened claim, Proceeding, dispute or action.

2.  PRORATIONS

     2.1  EMPLOYMENT MATTERS.

     As to vested vacation ("VV"), earned but not vested vacation ("EBNVV"), and accrued sick pay
("ASP"), for retained employees of the Facility, Landlord shall provide Tenant, as a credit at Tenant's option, against the Minimum Rent for the Facility or against the Purchase Price if Tenant exercises its option to purchase under Article 34 of the Lease, an amount equal to 100% of the VV, and 50% of the EBNVV and ASP. As soon as practicable after December 31, 2000, Landlord will provide to Tenant a schedule of the VV, EBNVV, and ASP that will set forth the amounts to be paid by Tenant pursuant to this Section ("Landlord's
Schedule"). Tenant shall pay VV, EBNVV and ASP as the same becomes due and payable to such employees, pursuant to the Landlord's Schedule. Tenant shall rely on the accuracy of Landlord's Schedule in making these payments. Any errors in said Landlord's Schedule shall remain the responsibility of Landlord. On or before January 31, 2002, Tenant shall send Landlord a statement indicating the total amount of VV and ASP which Tenant paid to retained employees. If Tenant paid less than 100% of the VV and/or less than 50% of the ASP, then Tenant shall pay Landlord, on or before January 31, 2002, the amount by which it is less;
if Tenant paid more than 50% of the ASP, then Landlord shall pay Tenant the additional amount owed on or before February 28, 2002. On or before January 31,
2003, Tenant shall send Landlord a statement indicating the total amount of EBNVV Tenant paid to retained employees. If Tenant paid less than 50%, then Tenant shall pay Landlord, on or before January 31, 2003, the amount by which it is less; if Tenant paid more than 50% of the EBNVV, then Landlord shall pay Tenant the additional amount owed on or before February 28, 2003.
Landlord shall have a reasonable amount of time to audit or otherwise question the statements provided by Tenant under this subparagraph, and Tenant shall provide reasonable assistance to Landlord in connection therewith.

     2.2       Prepayments.

     All prepayments for services, utilities and other charges and all expenses paid or payable with respect to the Facility shall be adjusted as of the Closing
Date and shall be allowed to the Tenant or the Landlord, as the case may be, so that all such prepayments and expenses applicable to the period ending on the Closing Date shall be for the account of the Landlord and all such prepayments and expenses for the period after the Closing Date shall be for the account of the Tenant. If it is impracticable as of the Closing Date to determine some or all of the prorations under this Agreement, any unsettled prorations shall be settled between the Tenant and the Landlord as soon as the applicable information becomes known and the appropriate amounts shall be due and payable ten (10) days after both parties have sufficient information to make the proper prorations.

3.    REPRESENTATIONS AND WARRANTIES OF LANDLORD


     Landlord, together with its Sole Member, (collectively referred to as Landlord in this Article
3), represent and warrant to Tenant as follows:

3.1  ORGANIZATION AND GOOD STANDING


     Landlord is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida, with full limited-liability-company power and authority to conduct its business as now being conducted, to own and use the properties and assets that it purports to own or use, and to perform all its respective obligations under the Lease. Landlord does not own property in, or have any activities in, any state other than the State of Florida. Landlord has delivered to Tenant copies of its Organizational Documents, as currently in effect.

3.2  AUTHORITY; NO CONFLICT


          (a)  The Lease constitutes the legal, valid,
and binding obligation of Landlord, enforceable against it in accordance with its terms. Except as otherwise expressly provided in the Lease, Landlord has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Lease and to perform its obligations thereunder.

          (b)  Except as set forth in Schedule 3.2
hereto, neither the execution and delivery of the Lease nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly
(with or without notice or lapse of time):

               (i)  contravene, conflict with, or
result in a violation of (A) any provision of the Organizational Documents of any of Landlord, or (B) any resolution adopted by the board of directors or the owner of Northern;

               (ii) contravene, conflict with, or
result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement (e.g., HSR Act) or any Order to which any of the Landlord, or any of the assets owned or used by the Landlord at Closing, may be subject;

               (iii) contravene, conflict with, or
result in a violation of any of the terms or requirements of, or, except as set forth in Schedule
3.2, give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of Landlord or that otherwise relates to the business of, or any of the assets owned or used at Closing by the Landlord;

               (iv) cause Tenant or the Landlord to
become subject to, or to become liable for the payment of, any tax;

               (v)  except as set forth in Schedule
3.2, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (vi) result in the imposition or
creation of any Encumbrance upon or with respect to any of the assets owned or used by Landlord.

     Except as set forth in Schedule 3.2, Landlord is not, and will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of the Lease or the consummation or performance of any of the Contemplated
Transactions.

3.3  SOLE MEMBER LLC


     Landlord has a sole member (i.e., Northern Health
Facilities, Inc.), and no other members. There are no Contracts relating to the issuance, sale, or transfer of any equity or member interest in Landlord. Landlord does not own any, nor does it have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4  FINANCIAL INFORMATION


     (a) Landlord has or will deliver to Tenant the unaudited operating statements for the Facility for the year-to-date ended October, November and December 1999
(collectively the "Financial Statements").

     (b)  Except as set forth in Schedule 3.4, the Financial
Statements: (i) fairly present the financial condition and the results of operations of the Facility as of the respective dates indicated thereon; (ii) contain no material inaccuracy concerning the financial condition and results of operations of the Facility at the respective dates thereof; (iii) have been prepared in accordance with GAAP for the periods therein referenced, except as noted therein; and (iv) are true and correct. Since the furnishing of the Financial Statements, no material adverse change has occurred.

     (c) Landlord has or will deliver to Tenant the Medicare and Medicaid cost reports for the last three
(3) years which have been timely filed with the applicable intermediary or state Medicaid agency. All such reports are true and correct, and have been prepared, in all material respects, substantially in accordance with all applicable government rules and regulations.

     (d) Landlord is solvent and no bankruptcy, insolvency or similar proceeding is pending against Landlord.

3.5  MEMBERSHIP RECORDS


     The membership books of Landlord, all of which have been made available to Tenant, are complete and correct.

3.6  [Intentionally Omitted].


3.7  [Intentionally Deleted].

3.8  ACCOUNTS RECEIVABLE


     All accounts receivable for the Facility for years
2000 and before shall remain and belong to Landlord, and shall be Excluded Assets as contemplated by the definition of Assets in Article 1 of Exhibit 34.1 to the Lease. Accounts Receivable shall be dealt with as provided in the Operations Transfer Agreement attached as Exhibit D.

3.9  INVENTORY AND SUPPLIES


     All inventory and supplies of the Facility consists of a quality usable in the Ordinary Course of Business. The quantity of all inventory and supplies is reasonable and justified under the normal operations of the Facility. To Landlord's Knowledge, both the quality and quantity of inventory and supplies complies with all applicable regulations, and with all Legal
Requirements, in order to operate the Facility as licensed, skilled nursing facilities as currently being operated.

3.10 [Intentionally Deleted].


3.11 TAXES


          (a)  Except as set forth in Schedule 3.11,
Landlord and Northern has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Such Tax Returns, if any, are true, correct, and complete. Landlord has made available to Tenant (or will make available to Tenant, with respect to the period ending December 31,
1999) copies of relevant legal entity federal proforma returns and state income and franchise returns pertaining to such legal entity, and Schedule 3.11 contains a complete and accurate list of, all such Tax
Returns relating to income or franchise taxes covering the periods ending December 31, 1996, 1997, 1998, and
1999. Landlord has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Landlord, except such Taxes, if any, as are listed in Schedule 3.11 and are being contested in good faith.

          (b)  Landlord has not yet filed any United
States federal and state income Tax Returns, because it commenced doing business at 12:01 a.m. on December 30, 1999. Accordingly, Landlord has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other
Person) of any statute of limitations relating to the payment of Taxes for which Landlord may be liable.

          (c)  Except as set forth in Schedule 3.11,
the charges, accruals, and reserves with respect to Taxes, if any, on the respective books of the Landlord or Northern are adequate

(determined in accordance with GAAP). There exists no proposed tax assessment against Landlord. All Taxes that Landlord or Northern are or have been required by Legal
Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

3.12 NO MATERIAL ADVERSE CHANGE


     Since the date of the Financial Statements, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Facility.

3.13 EMPLOYEE BENEFITS


     As used in this Section 3.13, the following terms have the meanings set forth below.

          "Company Other Benefit Obligation" means an
Other Benefit Obligation owed, adopted, or followed by the LLCs.

          "Company Plan" means all Plans of which any of Landlord are, or have been a Plan Sponsor, or to which any of Landlord otherwise contributes, or has contributed, or in which Landlord or an ERISA Affiliate of any of Seller otherwise participates or has participated. All references to Plans are to Company
Plans unless the context requires otherwise.

          "Company VEBA" means a VEBA whose members include employees of the Facility.

          "ERISA Affiliate" means, with respect to Landlord, any other person that, together with the Facility, would be treated as a single employer under IRC 414.

          "Former ERISA Affiliate" means, with respect to Landlord, any other Person that, together with Landlord, was in the past treated as a single employer under IRC 414.

          "Multiemployer Plan" has the meaning given in ERISA 3(37).

          "Other Benefit Obligations" means all
obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other
Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC 132.

          "PBGC" means the Pension Benefit Guaranty
Corporation, or any successor thereto.

          "Pension Plan" has the meaning given in ERISA 3(2).

          "Plan" has the meaning given in ERISA  3(3).

          "Plan Sponsor" has the meaning given in ERISA 3(16)(B).

          "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC 401 (a).

          "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. 1301 et seq., other than Multiemployer Plans.

          "VEBA" means a voluntary employees'
beneficiary association under IRC  501(c)(9).

          "Welfare Plan" has the meaning given in ERISA 3(l).

          (b)  (i)  Schedule 3.13(b) contains a
complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C)
Title IV Plans, or (D) Multiemployer Plans.

               (ii) For each Multiemployer Plan to
which Landlord contributes or has contributed, as of its last valuation date, there is no potential withdrawal liability of Landlord, calculated according to information made available pursuant to ERISA 4221 (e).

               (iii) There is no liability of the
Facility for post-retirement benefits other than pensions, determined in accordance with Financial
Accounting Statement 106 of the Financial Accounting
Standards Board, regardless of whether the Facility is required by that Statement to disclose such information.

          (c)  Landlord has delivered to Tenant:

               (i)  all documents that set forth the
terms of each Company Plan, Company Other Benefit
Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Landlord is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company
Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

               (ii) all personnel, payroll, and
employment manuals and policies currently applicable to employees of the Facility;

               (iii) all collective bargaining
agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Facility;

               (iv) a written description of any
Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

               (v)  the Form 5500 filed for the most
recent plan year with respect to each Company Plan subject to such filing requirement, including all schedules thereto and the opinions of independent accountants;

          (d)  There is no exception to any of the
following:

               (i)  Landlord is not delinquent or tardy
in performance of its obligations under all Company
Plans, Company Other Benefit Obligations, and Company
VEBAs. Landlord has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

               (ii) No statement, either written or
oral, has been made by Landlord to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit
Obligation and that could have more than a de minimis adverse economic consequence to Landlord or to Tenant.

               (iii) Landlord, with respect to all
Company Plans, Company Other Benefits Obligations, and
Company VEBAs, is, and each Company Plan, Company Other
Benefit Obligation, and Company VEBA is, in material compliance with applicable Legal Requirements including, without limitation, ERISA, the IRC, and the provisions of such laws expressly mentioned in this
Section 3.13, and with any applicable collective bargaining agreement.

               (iv) No transaction prohibited by ERISA
 406 or IRC 4975(c) has occurred with respect to any Company Plan.

               (v)  Landlord has no liability,
contingent or otherwise, to the IRS with respect to any Plan, including, without limitation, any liability imposed by Chapter 43 of the IRC.

               (vi) Landlord has no liability,
contingent or otherwise, to the PBGC with respect to any Plan.

               (vii) All filings required by ERISA
and the IRC as to each Company Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

               (viii) All contributions and payments
made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible (or will be deductible when paid) under IRC 162 or 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

               (ix) Other than claims for benefits
submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company
Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Landlord's Knowledge, is Threatened.

               (x)  Each Qualified Plan of Landlord,
including the Extendicare Health Services, Inc. 401(k)
Savings Plan to which it contributes, is in material compliance in form and operation with IRC 401(a);
each trust for each such Plan is exempt from federal income tax under IRC 501(a). Each Company VEBA is exempt from federal income tax. Landlord has delivered to Buyer the most recent determination letter issued by the IRS with respect to each such Qualified Plan, VEBA and related trust. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

               (xi) The Seller sponsors no Plan subject
to the minimum funding standards under ERISA  302
and IRC  412.

               (xii) No Company Plan which is not a
Multiemployer Plan is subject to Title IV of ERISA.

               (xiii) No accumulated funding
deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

               (xiv) Landlord has no Knowledge of
any facts or circumstances that may give rise to any liability of Tenant or Landlord to the PBGC under Title
IV of ERISA.

               (xv) Neither Landlord nor any ERISA
Affiliate or Former ERISA Affiliate of any of Landlord have withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of the Lease to the Landlord's Knowledge, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either Landlord or Tenant to a Multiemployer Plan.

               (xvi) To the Knowledge of Landlord,
no Multiemployer Plan to which Landlord or any ERISA
Affiliate or Former ERISA Affiliate of Landlord contribute or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

               (xvii) Except to the extent required
under ERISA 601 et seq. and IRC 4980B, Landlord provides no health or welfare benefits for any retired or former employee, nor are they obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

               (xviii) Landlord has the right to
modify and terminate benefits to retirees (other than accrued Pension Plan benefits) with respect to both retired and active employees.

               (xix) Landlord has complied with the
provisions of ERISA  601 et seq. and IRC  4980B.

               (xx) No payment that is owed or may
become due to any director, officer, employee, or agent of Landlord will be nondeductible to Landlord or subject to tax under IRC 280G or 4999; nor will Landlord be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

               (xxi) The consummation of the
Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit other than, in the discretion of Landlord, the vesting of 401(k) account balances.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS


          (a) With respect to the Facility, and except as set forth in Schedule 3.14:

               (i)  Landlord and the Facility are in
substantial compliance with each Legal Requirement that is or was applicable to them or to the conduct or operation of the Landlord's business and the Facility or the ownership or use of any of its assets;

               (ii) No event has occurred or
circumstance exists to Landlord's Knowledge that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Landlord or Facility, or a failure on the part of the Landlord or Facility to substantially comply with, any Legal Requirement, or
(B) may give rise to any obligation on the part of the Landlord or Facility to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii)  Neither the Landlord nor the
Facility has received any notice or other communication
(whether oral or written) from any Governmental Body or any other Person regarding (A) any actual or alleged violation of, or failure to comply with, any Legal

Requirement, or (B) any actual or alleged obligation on the part of the Landlord or the Facility to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b)  Schedule 3.14 contains a complete and
accurate list of each material Governmental
Authorization that is held by Landlord with respect to the Facility, and, to Landlord's Knowledge:

               (i)  Landlord is and has been in
substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14;

               (ii) No event has occurred or
circumstance exists that may (with or without notice or lapse of time), (A) constitute or result directly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14, or (B) result directly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.14;

               (iii) Landlord has not received any
notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual or alleged violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation termination of, or modification to any Governmental Authorization; and

               (iv) all applications required to have
been filed for the renewal of the Governmental
Authorizations listed or required to be listed in
Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          The Governmental Authorizations listed in
Schedule 3.14, to Landlord's Knowledge, collectively constitute all of the Governmental Authorizations necessary to permit the Landlord to lawfully conduct and operate its business at the Facility in the manner it currently conducts and operates such business and to permit Landlord to own and use its assets in the manner in which it currently owns and uses such assets.

3.15 LEGAL PROCEEDINGS; ORDERS


          (a)  Except as set forth in Schedule 3.15,
there is no pending Proceeding:

               (i)  that has been commenced by or
against the Facility or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Facility; or

               (ii) that challenges, or that may have
the effect of preventing or making illegal any of the Contemplated Transactions.

          No such Proceeding has been Threatened to Landlord's Knowledge, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The
Proceedings listed in Schedule 3.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Landlord.

          (b)  Except as set forth in Schedule 3.15:

               (i)  There is no Order to which the
Facility is subject;

               (ii) Landlord is not subject to any
Order that relates to the business of, or any of the assets owned or used by Landlord; and

               (iii) No officer, director, agent,
or employee of Landlord is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Landlord.

          (c)  Except as set forth in Schedule 3.15:

               (i)  Landlord is and has been in full
compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) No event has occurred or
circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Landlord, or any of the assets owned or used by the Landlord, is subject; and

               (iii) Landlord has not received any
notice or other written communication from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which the Facility is, or has been, subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS


     Except as set forth in Schedule 3.16, since date of the earliest Financial Statement, the Landlord has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in the ownership of Landlord, nor the grant of any equity or other ownership interests of Landlord (other than a secured interest of any lender, which interest will be released or terminated at Closing);

          (b)  amendment to the Organizational
Documents of Landlord;

          (c)  payment or increase by the Facility of
any bonuses, salaries, or other compensation, except in the Ordinary Course of Business, to any employee or entry into any employment, severance, or similar
Contract with any employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Facility;

          (e)  damage to or destruction or loss of any
asset or property of the Facility, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Facility, taken as a whole;

          (f)  entry into, termination of, or receipt
of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Facility of at least $25,000;

          (g) sale, lease, or other disposition of any asset or property of the Facility or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Facilities (other than mortgage, deed of trust or UCC liens granted in favor of Bank of America);

          (h)  cancellation or waiver of any claims or
rights with a value to the Facility in excess of $25,000;

          (i)  material change in the accounting
methods used by the Facility; or

          (j)  agreement by any of the Facility to do
any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS


          (a)  Exhibit C contains a listing of, and
Landlord has delivered to Tenant true and complete copies, of each Applicable Contract of the Facility and each amendment, supplement, and modification (whether oral or written) in respect of the foregoing.

          (b)  The Facility has none of the following:

               (i)  any licensing agreement or other
Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Assets (as defined in Exhibit 34.1 of the Lease) constituting intellectual property;

               (ii) any collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees at the Facility:

               (iii) any joint venture, partnership,
and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Facility with any other Person; and

               (iv) any power of attorney that is
currently effective and outstanding; and

          (c)  To the Knowledge of Landlord, no
officer, director, agent, employee, consultant, or contractor of Landlord bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to
(A) engage in or continue any conduct, activity, or practice relating to the business of the Facility, or
(B) assign to the Facility or to any other Person any rights to any invention, improvement, or discovery.

          (d)  Each Contract identified or required to
be identified in Exhibit C is, to Landlord's Knowledge, in full force and effect and is valid and enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights or creditors and subject to general equity principles.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Landlord under current or completed Contracts with any Person and, to the Knowledge of Landlord, no such Person has made written demand for such renegotiation.

3.18 INSURANCE


          (a)  Landlord has delivered to Tenant true
and complete copies of all policies of insurance to which the Facility is or has been covered during 1998 and 1999;

          (b)  Schedule 3.18 describes:

               (i)  any self-insurance arrangement by
or affecting the Facility, including any reserves established thereunder;

               (ii) all obligations of the Facility to
third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided;

          (c)  Schedule 3.18 sets forth the following
for the Facility in 1998 and 1999:

               (i)  a summary of the loss experience
under each policy;

               (ii) a statement describing each claim
under an insurance policy, which sets forth the name of the claimant, a description of the policy by insurer, type of insurance, and period of coverage, and the amount and a brief description of the claim.

          (d)  All policies which provide coverage to
or for the Facility are valid, outstanding, and enforceable; and

          (e)  Landlord has not received (A) any
refusal of current coverage or any notice that a defense will be afforded with reservation of rights, excluding claims for punitive damages which are not covered by insurance, or (B) any notice of cancellation or any other indication that any current insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
3.19 [Intentionally Deleted].



     3.20 EMPLOYEES

          (a)  Schedule 3.20 contains a complete and
accurate list of the following information for each current active employee of the Facility as of February
20, 2000: name; hire date; job title; current compensation; vested vacation; available sick days or "personal" days; and whether the employee participates under Landlord's 401(k) plan and health and any other insurance plans.

          (b)  No employee of the Facility is a party
to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person
("Proprietary Rights Agreement") that in any way adversely affects or will affect the performance of his or her duties as an employee of the Facility.

          (c) No retired employee of the Facility, and none of their dependents, receive benefits or are scheduled to receive the following in the future:
pension benefit, pension option election, retiree medical insurance coverage or retiree life insurance coverage.

          (d)  (i) The participation by the Facility
and/or Landlord in the Company Plans and Company Other
Benefit Obligations shall be discontinued effective at the end of the day on December 31, 2000, and all Company Plans and Company Benefit Obligations maintained by Landlord and/or Facility from and after January 1, 2001 shall be such new plans as Tenant may determine from and after January 1, 2000; provided, however, that the vacation and short term sick leave policies of the Facility shall not be terminated and employees' rights under those policies shall continue unchanged until such time as they may be amended by the Tenant after the Closing Date. This is being done because many of the Company Plans and Other Benefit
Obligations are maintained pursuant to arrangements applicable to the Facility and other facilities too, and it is impractical for the Facility to continue to participate in those arrangements after it is no longer affiliated with Landlord.

               (ii) Tenant shall provide the employees
of the Facility with health benefits, for a period of three (3) months from and after January 1, 2001, reasonably comparable to those provided by Landlord immediately prior to January 1, 2001 (as determined by the Tenant). Landlord agrees to be responsible for the "COBRA" continuing health benefits coverage of all of those individuals who terminated employment with Landlord prior to January 1, 2001 and those individuals who lose coverage on December 31, 2000 under the health plan sponsored by Landlord until December 31, 2000.
Tenant agrees to indemnify Landlord for any costs incurred by Landlord with respect to COBRA coverage of persons employed by Landlord or the Facility after December 31, 2000 (and their beneficiaries) in excess of premiums received by Landlord from such persons.
3.21 LABOR RELATIONS AND EMPLOYMENT LAW; COMPLIANCE


     The Facility has not been, nor is, a party to any collective bargaining or other labor Contract. Except as set forth on Schedule 3.21, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened any of the following with respect to the Facility: (a) any strike, slowdown, picketing work stoppage, or employee grievance process; (b) any Proceeding against or affecting the Facility relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental
Body on the federal, state or local level, organizational activity, or other labor or employment dispute against or affecting the Facility or their premises; or (c) any petition for certification of a collective bargaining agent. There is no lockout of any employees by the Facility, and no such action is contemplated by the owners of the Facility. To Landlord's Knowledge, the Facility has substantially complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, including, but not limited to the following:

               Title VII of the Civil Rights Act of 1964, as amended
               The Equal Pay Act
               The Fair Labor Standards Act, as amended
               The Employee Retirement Income Security Act, as amended
               The Occupational Safety and Health Act of 1970
               The Age Discrimination in Employment Act, as amended
               The Americans With Disabilities Act as amended 1985 Consolidated Omnibus Budget Reconciliation Act of 1998
               The National Labor Relations Act, as amended
               The Immigration Reform and Control Act, as amended
               The Health Insurance Portability and Accountability Act of 1996 The Family and Medical Leave Act of 1993
               State Unemployment Compensation Laws
               State Workers Compensation Laws
               Worker Adjustment and Retraining Notification Act

and any other Federal, State or local law which governs or regulates the employer-employee relationship.

     3.22 REIMBURSEMENT AUDITS


     As to the Facility, the fiscal intermediary has audited cost reports filed under the Medicare cost-based system and have audited certain matters regarding the routine cost limit exemption for certain of the Arbor Facilities, and an issue of certified section labor allocation. Also, the Medicaid cost reports of the Facility for the fiscal years ending June 30, 1996, 1997 and 1998, respectively, are under audit currently by the Florida Agency for Health Care Administration.

3.23 LICENSES


     [Intentionally deleted - see section 3.14].

3.24 PATENTS; TRADEMARKS, ETC.


     Landlord does not own, or have any interest whatsoever, in patents, patent applications, trade names (other than the names of the Facility), trademarks, trademark registrations, applications therefor, licenses (other than normal governmental licenses for the operation of the Facility), franchises or other assets of like kind.

3.25 MEDICARE AND MEDICAID PARTICIPATION


     The Nursing Facility is receiving payment under Titles XVIII and XIX of the Social Security Act, and it is a "provider" under certain Provider Agreements with the Medicare and Medicaid programs (the "Programs") through applicable state agencies or fiscal intermediaries. Except as disclosed on any Schedule or Exhibit to this Agreement, there is no pending, nor to the knowledge of Landlord, threatened, any proceeding or investigation under the Programs involving the Nursing Facility. The cost reports of the Facility for the Programs for the fiscal years through December 31, 1999 have been filed. The cost reports of the Facility for the Programs for the fiscal year ending December
31, 2000 will be filed on or before their due dates, and Landlord shall promptly provide Tenant with copies thereof. The cost reports of the Facility were filed when due. True and correct copies of all such reports for the three most recent fiscal years of the Facility have been furnished to Tenant. Except as disclosed on any Schedule or Exhibit to this Agreement, there are no claims, actions or appeals pending before any intermediary or carrier, the Provider Reimbursement
Review Board, or the Administrator of the Health Care
Financing Administration, with respect to any federal or state Medicare or Medicaid cost reports or claims filed by Landlord on or before the date hereof, or any disallowances in connection with any audit of such cost reports.

3.26 CONDEMNATIONS AND ASSESSMENTS


     Landlord has not received notice of, and there are no pending or, to Landlord's Knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to the Assets or Facility, or any portion thereof, any utilities, sewers, roadways or other public improvements, except, as to the Kissimmee
Facility, the potential taking for the Donegan Avenue widening as set forth in a letter the Landlord received from Osceola County dated September 25, 2000.

3.27 PENDING INVESTIGATIONS


     (a) Except as set forth on Exhibit 3.15, Landlord has not received notice of, and is not currently the subject of, any pending or Threatened audit or investigation by any Governmental Body, including, but not limited to, the United States Attorney's Office, the Health Care

Financing Administration, the Office of Inspector General, the Department of Justice, or any other state or federal investigative/enforcement agency.

     (b) Landlord has not received any correspondence from any Governmental Body, including, but not limited to, the United States Attorney's Office, the Health
Care Financing Administration, the Office of Inspector
General, the Department of Justice, or any other state or federal investigative/enforcement agency regarding circumstances or matters that could reasonably become the subject of an audit or investigation.

3.28 CERTIFICATE OF NEED PROVISIONS


     Landlord is in compliance with all applicable
Certificate of Need conditions and/or provisions relating to the Nursing Facility, except as disclosed on Schedule 3.28. To Landlord's Knowledge, no pending or Threatened condition or circumstances exist to preclude such compliance with Certificate of Need conditions and/or provisions by the Tenant upon the consummation of the Contemplated Transactions.

3.29 IMMIGRATION ACT


     Landlord is in material compliance with the terms and provisions of the Immigration Act. For each employee (as defined in 8 CFR 274(a.1)(f)) of Landlord for whom compliance with the Immigration Act by Landlord is required, Landlord has obtained and retained a complete and true copy of each such employee's form I-9 (Employment Eligibility
Verification Form) and all other records or documents prepared, procured or retained by Landlord pursuant to the Immigration Act. Landlord has not been cited, fined, served with a notice of intent to fine or with a cease and desist order, nor, to the knowledge of Landlord, has any act or administrative proceeding been initiated or threatened against Landlord, by reasons of any actual or alleged failure to comply with the Immigration Act.

3.30 DISCLOSURE


     (a) Each representation or warranty of Landlord in the Lease (including, without limitation, this Exhibit 42) and each statement in the Disclosure
Schedules are true and correct and do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 5.5 below will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF TENANT


     Tenant represents and warrants to Landlord as follows:

4.1  ORGANIZATION AND GOOD STANDING


     Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

4.2  AUTHORITY; NO CONFLICT


          (a)  The Lease constitutes the legal, valid,
and binding obligation of Tenant, enforceable against Tenant in accordance with its terms. Tenant has the absolute and unrestricted right, power, and authority to execute and deliver the Lease and to perform its obligations under the Lease.

          (b)  Neither the execution and delivery of
the Lease by Tenant, nor the consummation or performance of any of the Contemplated Transactions by Tenant, will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)  any provision of Tenant's
Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Tenant;

               (iii) any Legal Requirement or Order
to which Tenant may be subject, except for approval required under the HSR Act; or

               (iv) any Contract to which Tenant is a
party or by which Tenant may be bound.

          (c)  Except for the possible exception of
approval required under the HSR Act and other matters listed in Section 7.10 herein, Tenant is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of the Lease or the consummation or performance of any of the Contemplated Transactions.

4.3  [Intentionally Deleted].

4.4  CERTAIN PROCEEDINGS


     There is no pending Proceeding that has been commenced against Tenant that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated
Transactions.  To Tenant's Knowledge, no such
Proceeding has been Threatened.

4.5  BROKERS OR FINDERS


     Tenant and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and Tenant will indemnify and hold Landlord harmless from any such payment alleged to be due by or through Tenant as a result of the action of Tenant or its officers or agents.

4.6  TANDEM'S PREFERRED STOCK


     Tandem's Preferred Stock (as defined in Exhibit
34.1 of the Lease) is authorized by Tandem's articles of incorporation, and it has otherwise been duly authorized to be issued to Landlord or Landlord's designee.

COVENANTS OF LANDLORD

5.1  ACCESS AND INVESTIGATION


     Between the date of the Lease and December 31, 2000, Landlord will provide Tenant and its Representatives and prospective lenders and their Representatives (collectively, "Tenant's Advisors") reasonable access to the Facility's properties, contracts, books and records, and other documents and data, (b) furnish Tenant and Tenant's Advisors with copies of all such contracts, books and records, and other existing documents and data as Tenant may reasonably request, and (c) furnish Tenant and Tenant's
Advisors with such additional financial, operating, and other data and information as Tenant may reasonably request.

5.2  OPERATION OF FACILITY


     Between the date of the Lease and December 31, 2000, Landlord will, and will cause the Facility to:

          (a)  conduct the business of the Facility
only in the Ordinary Course of Business;

          (b)  use its Best Efforts to keep available
the services of the current, active employees of the Facility; and

          (c)  otherwise report periodically to Tenant
concerning any significant change in the status of the business, operations, and finances of the Facility.

5.3  NEGATIVE COVENANT


     Except as otherwise expressly permitted by this Agreement, between the date of the Lease and December
31, 2000, Landlord will not, and will cause the Facility not to, without the prior consent of Tenant, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in
Section 7.2 of the Lease is likely to occur.

5.4  REQUIRED APPROVALS


     As promptly as practicable after the date of the Lease and in coordination with Tenant, Landlord will, and will make all filings required by Legal
Requirements to be made by Landlord in order to consummate the Contemplated Transactions (currently contemplated to consist only of bank approval and license approval). Between the date of the Lease and December 31, 2000, Landlord will cooperate with Tenant with respect to all filings that Tenant is required by Legal Requirements to make in connection with the Contemplated Transactions. In the event the passage of time results in another HSR filing being necessary for Tenant to exercise its option to purchase and close, under Article 34 of the Lease, the same shall be the responsibility of Tenant to promptly make and pay for, except, in cooperation with Tenant, the Landlord shall prepare its own portion of the HSR filing.

5.5  NOTIFICATION


     Between the date of the Lease and December 31, 2000, Landlord will promptly notify Tenant in writing if Landlord becomes aware of any fact or condition that causes or constitutes a material Breach of any of Landlord's representations and warranties as of the date of the Lease, or if Landlord becomes aware of the occurrence after the date of the Lease of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material
Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.
Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, Landlord will promptly deliver to Tenant a supplement to the Disclosure
Schedules specifying such change. During the same period, Landlord will promptly notify Tenant of the occurrence of any Breach of any covenant of Landlord in this Article 5 or of the occurrence of any event that may make the satisfaction of any conditions in this Lease impossible or unlikely. Within five (5) business days of Tenant receiving a notice of a material breach, Tenant shall deliver to Landlord a notice of whether
Tenant elects to (a) terminate the Lease or (b) waive such breach.

5.6  BEST EFFORTS


     Between the date of the Lease and December 31, 2000, Landlord will use its Best Efforts to cause the conditions in this Lease to be satisfied.

5.7  401(k) PLAN TRANSFER


     Landlord plans to distribute the account balances in the Extendicare Health Services, Inc. 401(k) Savings
Plan to those individuals who were employees of the Facility prior to December 31, 2000, and continue as employees of the Facility after December 31, 2000, as soon as administratively practicable following December
31, 2000.

5.8  OTHER AGREEMENTS


     Landlord has not entered into any agreement to sell any or all of the Assets or Facility to any party other than Tenant. In the event any such agreement is entered into after the date hereof, Landlord shall ensure that such agreement is expressly subject to Tenant's rights under this Lease.

COVENANTS OF TENANT

6.1  APPROVALS OF GOVERNMENTAL BODIES


     As promptly as practicable after the date of the Lease, and in coordination with Landlord, Tenant will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions
(including all filings, if any, subsequently required under the HSR Act). Tenant shall pay the HSR Act filing fee. In the event the Florida Agency for Health
Care Administration ("AHCA") decides to impose the so-called $5000 penalty per facility because the Lease results in less than a 90-day advance notice, payment of the same shall be made by Tenant. Between the date of this Lease and December 31, 2000, Tenant will, and will cause each Related Person to, cooperate with Landlord with respect to all filings that Landlord is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Landlord in obtaining all required consents.

6.2  NOTIFICATION

     Between the date of this Lease and December 31, 2000, Tenant promptly shall notify Landlord in writing if Tenant becomes aware of any fact or condition that causes or constitutes a material Breach of any of Tenant's representations and warranties as of the date of this Lease, or if Tenant becomes aware of the occurrence after the date of this Lease of any fact or condition that would (except as expressly contemplated by this Lease) cause or constitute a material Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.
Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, Tenant promptly shall deliver to Landlord a supplement to the Disclosure
Schedules specifying such change. During the same period, the Tenant promptly shall notify Landlord of the occurrence of any Breach of any covenant of Tenant in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 or 8 impossible or unlikely. Within five (5) business days of Landlord receiving a notice of a material breach, Landlord shall deliver to Tenant a notice of whether Landlord elects to (a) terminate this Lease or (b) waive such breach.

6.3  BEST EFFORTS


     Between the date of this Lease and December 31, 2000, Tenant will use its Best Efforts to cause the conditions in this Lease to be satisfied.

6.4  POSTCLOSING MATTERS


          (a)  After December 31, 2000, Tenant shall
allow Landlord and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, the books and records and supporting material of the Facility relating to the period prior to and including December 31, 2000, to the extent reasonably necessary to enable Landlord to do other matters such as to investigate and defend litigation, malpractice, employee or other claims, to file or defend cost reports and tax returns, and to verify accounts receivable collections due Landlord. The Tenant shall cause the Facility to immediately forward to Landlord copies of any and all correspondence from the fiscal intermediary which relates to the period of operations on or before December 31, 2000, including, but not limited to, medical review correspondence. Tenant shall also grant Landlord access to the Facility (or the Facility's computers) to enable Landlord to access the Fiscal Intermediary Shared System computer system for the Facility, so that Landlord can gather data related to matters on or before December 31, 2000.
Tenant agrees to cause the Facility to maintain such records and computer systems at the Facility, and to notify Landlord in the event that Tenant no longer has a need for such records or systems so that Landlord can choose to retrieve such records if it so wishes.

          (b) On December 31, 2000, the Facility shall grant to the Landlord all necessary and appropriate powers of attorney to enable the Landlord to address, advocate and defend with respect to certain tax proceedings, reimbursement matters and litigation that relate to the pre-December 31, 2000 period. Tenant agrees to cause the Facility to grant any additional powers of attorney for such purposes as may be reasonably requested by Landlord.

6.5  OMNICARE AGREEMENTS


     On or before December 31, 2000, Tenant shall have agreed with Omnicare that the Facility will enter into, as of December 31, 2000, a Pharmacy Services Agreement and a Pharmacy Consultant Agreement with Omnicare Inc.
or its local affiliate ("Omnicare Pharmacy Contracts") for a three-year term, with such other provisions as mutually agreed to by Omnicare Inc. and Tenant.

CONDITIONS PRECEDENT TO BUYER'S TENANT'S OBLIGATION TO
COMMENCE LEASE TERM


     Tenant's obligation to commence the Lease Term is subject to the satisfaction, at or prior to December
31, 2000 of each of the following conditions (any of which may be waived by Tenant, in whole or in part):

7.1  ACCURACY OF REPRESENTATIONS


     All of Landlord's representations and warranties in this Lease (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Lease, and must be accurate in all material respects as of December 31, 2000 as if made on that date, giving effect to any supplement to the Disclosure Schedules related to waived breaches under Section 5.5 above.

7.2  LANDLORD'S PERFORMANCE


     All of the covenants and obligations that Landlord is required to perform or to comply with pursuant to this Lease at or prior to December 31, 2000 (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

7.3  CONSENTS


     Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

7.4  ADDITIONAL DOCUMENTS


     Each of the following documents must have been delivered to Tenant:

          (a)  an opinion of Quarles & Brady LLP, dated
December 31, 2000, in the form of Exhibit 7.4(a);

          (b)  such other documents as Tenant may
reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section
8.4(a), (ii) evidencing the accuracy of any of Landlord's representations and warranties, (iii) evidencing the performance by Landlord of, or the compliance by Landlord with, any covenant or obligation required to be performed or complied with by Landlord,
(iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5  NO PROCEEDINGS


     Since the date of this Lease, there must not have been commenced or Threatened against Tenant, or against any Person affiliated with Tenant, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated
Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6  NO CLAIM REGARDING MEMBERSHIP OWNERSHIP


     There must not have been made or Threatened by any Person any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Membership Interest or any other ownership interest in Landlord.

7.7  NO PROHIBITION


     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Tenant or any Person affiliated with Tenant to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

7.8  [Intentionally Deleted].

7.9  CASUALTY AND CONDEMNATION


     If any part of the assets necessary for the operation of the Facility is damaged, lost, destroyed, or condemned (whether by fire, theft, vandalism, or other cause, casualty or condemnation), in whole or in part, prior to December 31, 2000, and the fair market value of such damaged, loss or destruction is less than $100,000 (in the aggregate as to all the facilities subject to the Additional Leases), Tenant may, at its option, either (i) offset its first rent payment by the fair market value of the assets damages, lost, destroyed or condemned, such value to be determined as of the date immediately prior to such damage, loss, destruction or condemnation, or, as the case may be, by the estimated cost to replace or restore the damaged, lost, destroyed or condemned assets, or (ii) require
Landlord to transfer the proceeds (or the right of the proceeds) of applicable insurance to Tenant, or the condemnation award to Tenant, and Tenant may replace or restore the damaged, lost or destroyed or condemned property. If any part of the assets are damaged, lost, destroyed or condemned, (whether by fire, theft, vandalism or other cause, casualty or condemnation order), in whole or in part prior to December 31, 2000 and the fair market value of such damage, lost, destruction or condemnation is greater than $100,000
(in aggregate as to all the facilities subject to the Additional Leases), Tenant may, at its option, but only after it has closed under Article 34 of the Lease, either (i) require Landlord to transfer the proceeds
(or the right of the proceeds) of applicable insurance to Tenant, or the condemnation award to Tenant, and Tenant may replace or restore the damaged, lost or destroyed or condemned property, or (ii) seek
Landlord's agreement to compensate Tenant for the fair market value of the decreased value of the transaction through a mechanism pursuant to the parties' agreement in the parties' sole discretion.

7.10 ASSURANCES FROM AHCA AND OTHERS


     Tenant shall have received whatever reasonable assurances, if any, are available from the Agency for Health Care Administration in the State of Florida that the Facility is duly licensed and not subject to certificate of need review, and that the Facility is duly certified as a "provider" under the Medicare and Medicaid Programs, and such licenses and certifications shall be applicable to Tenant as of December 31, 2000.

7.11 NO MATERIAL ADVERSE CHANGE


     There will be no material adverse change in the results of operations, financial condition or business of the Facility (or prospects for the continuation thereof, including, but not limited to, an investigation of the Facility by the Office of Inspector General, or a like investigation) shall have occurred subsequent to the date hereof, and Landlord shall not have suffered any material change, loss or damage to the assets of the Facility, whether or not covered by insurance.

7.12 [Intentionally Deleted].


7.13 [Intentionally Deleted].


7.14 [Intentionally Deleted].


CONDITIONS PRECEDENT TO LANDLORD'S OBLIGATION TO CLOSE


     Landlord's obligation to commence the Lease Term is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Landlord, in whole or in part):

8.1  ACCURACY OF REPRESENTATIONS


     All of Tenant's representations and warranties in this Lease (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Lease and must be accurate in all material respects as of December 31, 2000 as if made on December 31, 2000.

8.2  TENANT'S PERFORMANCE


          All of the covenants and obligations that Tenant is required to perform or to comply with pursuant to this Lease at or prior to December 31, 2000
(considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

8.3  CONSENTS


     Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

8.4  ADDITIONAL DOCUMENTS


     Tenant must have caused the following documents to be delivered to Landlord:

          (a)  an opinion of Buchanan Ingersoll
Professional Corporation, dated December 31, 2000, in the form of Exhibit 8.4(a); and

          (b)  such other documents as Landlord may
reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section
7.4(a), (ii) evidencing the accuracy of any representation or warranty of Tenant, (iii) evidencing the performance by Tenant of, or the compliance by Tenant with, any covenant or obligation required to be performed or complied with by Tenant, (iv) evidencing the satisfaction of any condition referred to in this
Section 8, or (v) otherwise facilitating the consummation or performance of any of the Contemplated
Transactions.

8.5  NO PROHIBITION


          (a)  There must not be in effect any Legal
Requirement or any injunction or other Order that (i) prohibits the sale of the Assets by Landlord to Tenant, and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Lease.

          (b)  Neither the consummation nor the
performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause
Landlord or any Person affiliated with Landlord to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal
Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

8.6  OMNICARE CERTIFICATE


     Landlord shall have received an executed certificate from Omnicare Inc. indicating that (a)
Omnicare, Inc. and the Facility under Tenant's direction have executed its Omnicare Pharmacy Contracts with three-year terms commencing on January 1, 2001 and
(b) such execution satisfies the obligations between Landlord and Omnicare Inc.

INDEMNIFICATION; REMEDIES

9.1  INDEMNIFICATION AND PAYMENT OF DAMAGES BY LANDLORD


     Landlord, and its Sole Member, (collectively referred to as Landlord for this Article 9), will indemnify and hold harmless Tenant and Tenant's stockholders, directors, officers, controlling persons, and affiliates (collectively, the "Indemnified
Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including reasonable attorneys' fees)
(collectively, "Damages"), directly arising from the following:

          (a)  any Breach of any representation or
warranty made by Landlord in this Lease Agreement
(giving effect to any supplement to the Disclosure
Schedules related to waived breaches under Section 5.5 above), the Disclosure Schedules, the supplements to the Disclosure

Schedules, all Exhibits to the Lease, or any other certificate or document delivered by Seller pursuant to this Lease;

          (b)  any Breach of any representation or
warranty made by Landlord in this Lease, including all Exhibits, as if such representation or warranty were made on and as of December 31, 2000 (giving effect to any supplement to the Disclosure Schedules related to waived breaches under Section 5.5 above);

          (c)  any material Breach by Landlord of any
covenant or obligation of Landlord in this Lease, including all Exhibits;

          (d)  any goods or services provided by
Landlord, or the conduct of Landlord including, but not limited to, willful, fraudulent or negligent conduct, prior to December 31, 2000;

          (e)  any so-called takeback or offset made
against the Facility in connection with goods or services provided by the Facility, prior to December
31, 2000, and billed to the Medicare, Medicaid programs or other third party payor programs; or

          (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement made by any such Person with Landlord in connection with any of the Contemplated
Transactions.

     The remedies provided in this Section 9.1 will not be exclusive of or limit any other remedies that may be available to Tenant or the other Indemnified Persons.

9.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY TENANT


     Tenant will indemnify and hold harmless Landlord and Landlord's sole member stockholders, directors, officers, controlling persons and affiliates, and will pay to Landlord the amount of any Damages arising from or in connection with (a) any Breach of any representation or warranty made by Tenant in this Lease or in any certificate delivered by Tenant pursuant to this Lease, (b) any Breach of any representation or warranty made by Tenant in this Lease as if such representation or warranty were made on and as of December 31, 2000, (c) any Breach by Tenant of any covenant or obligation of Tenant in this Lease, (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement made by such Person with Tenant in connection with any of the Contemplated Transactions, and (e) any goods or services provided by Tenant or the Facility after December 31, 2000.

9.3  SURVIVAL; TIME LIMITATIONS


          Subject to the next sentence, all
representations, warranties, covenants, and obligations in this Lease, the Disclosure Schedules, the supplements to the Disclosure Schedules, and any certificates or document delivered pursuant to this Lease will survive termination of the Lease. If the Lease Term commences or if Tenant closes the purchase under Article 34 of the Lease, Landlord will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to December 31, 2000, other than those in Sections 3.3, 3.11, 3.13, and 9.1(e) hereof, unless on or before December 31, 2001, Tenant notifies Landlord of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Tenant; a claim with respect to Section 3.3, 3.11, 3.13, or 9.1(e), may be made at any time until expiration of the applicable statute of limitations with respect to the subject matter of such claim. If the Lease Term commences or if Tenant closes the purchase under
Article 34 of the Lease, Tenant will have no liability
(for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to December 31, 2000, unless on or before December 31, 2001, (except that such time period shall be on or before December
31, 2002 as to section 3.19), (and except that such time period shall be on or before December 31, 2003 at to section 2.6(c)), Landlord notifies Tenant of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Landlord.

9.4  LIMITATIONS ON AMOUNT


     Landlord will have no liability (for
indemnification or otherwise) with respect to the matters described in Section 10.1 hereof until the total of all Damages with respect to such matters exceeds $450,000 (in the aggregate as to all the facilities subject to the Additional Leases) and then only for the amount by which such Damages exceed
$350,000 (in the aggregate as to all the facilities subject to the Additional Leases). However, this
Section 9.4 will not apply to indemnification provided under Section 3.3, 3.11, 3.13, 3.19 and 9.1(e) above, or to indemnification with respect to Damages arising out of any litigation for resident care claims, so long as brought prior to the expiration of applicable statute of limitations, that directly relate to the pre-
December 31, 2000 period.

9.5  PROCEDURE FOR INDEMNIFICATION-THIRD PARTY CLAIMS


          (a) Promptly after receipt by an indemnified party under Section 9.1 or 9.2 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give written notice to the indemnifying party within ten
(10) business days of the commencement of such proceeding, and the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b)  If any Proceeding referred to in
subsection (a) above is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such

Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party in the indemnifying party's reasonable discretion and, after written notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal
Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If written notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c)  Notwithstanding the foregoing, if an
indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent
(which may not be unreasonably withheld).

9.6  PROCEDURE FOR INDEMNIFICATION-OTHER CLAIMS


          (a)  A claim for indemnification for any
matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought. Such claimant shall notify the other party in writing as soon as practicable after it has knowledge of an indemnification claim. The receiving party shall have thirty (30) days in which to pay the indemnification claim in full. In the event that the receiving party disputes such claim for indemnification, the receiving party shall object to the indemnification claim within thirty (30) days of its receipt of the written claim. If the parties are unable to resolve the dispute in an amicable manner within sixty (60) days of the purported dispute, the parties agree to submit the issue to mediation under the Commercial Mediation Rules of the American
Arbitration Association. The mediator shall not have authority to impose a settlement upon the parties, but will attempt to help them reach a satisfactory resolution of the disagreement. The mediator shall end the mediation whenever, in his or her judgment, further efforts at mediation would not contribute to a resolution of the submitted disagreement.

          (b) If the issue is not resolved pursuant to the mediation process set forth above, the parties agree to submit the issue to binding arbitration administered in Collier County, Florida by the American
Arbitration Association under its Commercial
Arbitration Rules (or by such other commercial arbitration service and its rules as may be agreed to by the parties at that time) in effect at the time the controversial claim is submitted to binding arbitration, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     The arbitration shall be conducted by a panel of three arbitrators. Each party shall select one arbitrator and agree upon a third within thirty (30) days of the date of the demand for arbitration. In the event that the parties are unable to timely agree on the third arbitrator, the two selected arbitrators shall select a third arbitrator within thirty (30) days of the parties' impasse. The arbitrator shall be neutral and have no past or present governance or financial relationship with any of the parties to this Agreement. Reasonable discovery shall be allowed in arbitration. The arbitration shall commence within thirty (30) days after the selection of the arbitration panel. Each party shall attend the arbitration through at least one individual having the authority to negotiate on behalf of that party. The arbitration shall be completed within forty-five (45) days of commencement. Unless otherwise agreed to by the parties, it shall be conducted pursuant to the rules of the American Arbitration Association. The arbitration panel shall issue a binding written decision within ten
(10) business days of final adjournment of the arbitration.

NONCOMPETITION


     Landlord and Tenant recognize that the covenant of Landlord and its affiliates not to compete is necessary to ensure the continuation of the operation of the Facility as owned and operated by Tenant subsequent to December 31, 2000, and irreparable harm and damage will be done to Tenant in the event that Landlord or its affiliates competes with Tenant within the area specified in this Article. Therefore, in consideration of the premises and as a necessary inducement for Tenant to enter into this Lease and consummate the transactions set forth herein, Landlord, on its own behalf and on behalf of all the indirect, wholly-owned subsidiaries of Extendicare Health Services, Inc. (collectively the "Restricted Parties"), agrees that until June 30, 2002, none of the Restricted Parties shall directly or indirectly, on their own behalf or on behalf of any competitor of Buyer in any capacity: (a) construct, own, manage, operate, control, participate in the management or control of, or maintain or continue any interest whatsoever in any healthcare facility within a ten (10) mile radius of the Facility
(the "Market") excluding any facilities owned by the Restricted Parties and in existence as of the date of this Lease; (b) other than through general advertising in the ordinary course of its business, influence or attempt to influence any client or potential client of Tenant in the Market to acquire or contract for nursing home services other than from Tenant or its affiliates; or (c) other than through general advertising in the ordinary course of its business, materially and adversely interfere with Tenant's relationships with any payors, vendors, clients, or any other person who does business with Tenant.

     Tenant and Landlord acknowledge and agree that any remedy at law for any breach of the provisions of this
Article 11 would be inadequate. Tenant and Landlord further agree that if Tenant files suit for injunctive relief hereunder, Tenant shall not be required to prove actual monetary loss or to establish the inadequacy of any remedy at law, and further agree that the breach or threatened breach of such provisions may be effectively restrained. To the extent that a court of competent jurisdiction determines that this Article is illegal, invalid or unenforceable, the illegal, invalid or unenforceable provision shall be reformed in accordance with Section 12.11 hereof.

GENERAL PROVISIONS

12.1 EXPENSES


     Except as otherwise expressly provided in this Lease, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Lease and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Landlord will pay all amounts payable to
B. C. Ziegler and Company in connection with the Contemplated Transactions. The amount of so-called transfer tax, documentary stamp tax, or equivalent, if any, required as a result of recording the special warranty deeds in the event Tenant closes its purchase under Article 34 of this Lease shall be paid one-half by Tenant and one-half by Landlord. In the event of termination of this Lease, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Lease by another party.

12.2 PUBLIC ANNOUNCEMENTS


     Landlord and Tenant will consult with each other concerning the means by which the public, Facility's employees, customers, and suppliers and others having dealings with the Facility will be informed of the Contemplated Transactions.

12.3 [Intentionally Deleted].


12.4 [Intentionally Deleted].

12.5 JURISDICTION; SERVICE OF PROCESS


     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Lease may be brought against any of the parties in the courts of the State of Florida, County of Collier, or, if it has or can acquire jurisdiction, in the United States District Court for Middle District of
Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.6 FURTHER ASSURANCES


     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Lease and the documents referred to in this Lease.

12.7 WAIVER


     The rights and remedies of the parties to this Lease are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Lease or the documents referred to in this Lease will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Lease or the documents referred to in this Lease can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Lease or the documents referred to in this Lease.

12.8 ENTIRE AGREEMENT AND MODIFICATION


     This Lease supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Lease) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Lease may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.9 DISCLOSURE SCHEDULES


     The disclosures in the Disclosure Schedules, and those in any supplement thereto, may relate not only to the representations and warranties in the section of the Lease (including, without limitation, its exhibits or schedules) to which they expressly relate, but also to any other applicable representation or warranty in this Lease.

12.10     NO THIRD PARTY RIGHTS


     Nothing expressed or referred to in this Lease will be construed to give any Person other than the parties to this Lease any legal or equitable right, remedy, or claim under or with respect to this Lease or any provision of this Lease. This Lease and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Lease and their successors and assigns.

12.11     SEVERABILITY


     If any provision of this Lease is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Lease will remain in full force and effect. Any provision of this Lease held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12     SECTION HEADINGS, CONSTRUCTION


     The headings of Sections in this Lease (including, without limitation, its exhibits and schedules) are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding
Section or Sections of this Lease (including, without limitation, to the extent the context requires, its exhibits and schedules). All words used in this Lease will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.13     TIME OF ESSENCE


     With regard to all dates and time periods set forth or referred to in this Lease, time is of the essence.

12.14     GOVERNING LAW


     This Lease will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

12.15     COUNTERPARTS


     This Lease may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Lease and all of which, when taken together, will be deemed to constitute one and the same agreement.

13.  REMAINDER OF DEPOSIT


     Tandem Health Care, Inc. and certain affiliates of Tenant entered into a Purchase and Sale Agreement for Assets and Membership Interests dated as of February
29, 2000 (the "Earlier Agreement"), related to the
Facility and the other facilities subject to the Additional Leases. There remains $200,000 in escrow under that Agreement. That amount shall be paid to Tenant on December 31, 2000.

14.  PHOTOCOPIERS



     As a credit against the first rent payment for the Orange Park and Bayonet Point facilities, Tenant shall receive a credit of $50,203.05 at Orange Park and $2,000 at Bayonet Point, such credits intended to compensate the Tenant of those facilities for what are arguably poor rates for the Canon copiers at Orange
Park and the Ikon copier at Bayonet Point.

============================================================================
Extendicare Health Services, Inc. hereby consents to, and agrees to be bound by, the provisions of Article 11 of this Exhibit 42.

                              EXTENDICARE HEALTH SERVICES, INC.

                              By:________________________________________
                                  Richard L. Bertrand, as the Senior Vice
                                  President of Planning and Development

============================================================================

Northern Health Facilities, Inc. hereby consents to, and agrees to be bound by, the provisions of Articles 3 and 9 of this Exhibit 42.

                              NORTHERN HEALTH FACILITIES, INC.

                              By:________________________________________

               Schedule A to Exhibit 2.1

     This Schedule is being filed in accordance with Rule 601(a), Instruction 2 of Regulation 8-K. The leases for all nine facilities are substantially identical to
Exhibit 2.1.  In accordance with Item 601(a), Instruction
2 of Regulation S-K, the Company has omitted the leases for the remaining eight facilities.